SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☑
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

Semler Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☑
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.
Title of each class of securities to which transaction applies:

2.
Aggregate number of securities to which transaction applies:

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.
Proposed maximum aggregate value of transaction:

5.
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.
Amount Previously Paid:

7.
Form, Schedule or Registration Statement No.:

8.
Filing Party:

9.
Date Filed:

Semler Scientific, Inc.
2330 N.W. Everett Street
Portland, OR 97210
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 29, 2015
Dear Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Semler Scientific, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, October 29, 2015 at 9:00 a.m. local time at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304 for the following purposes:
1.
To elect the board’s eight nominees for director, to serve until the next annual meeting or if Proposal 4 is adopted, to serve until the next election or until their successors are duly elected and qualified.

2.
To approve the adoption of the Company’s 2015 Employee Bonus Plan.

3.
To approve the Company’s 2014 Stock Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares.

4.
To approve an amendment to the Company’s Certificate of Incorporation to provide for the election of a classified Board of Directors.

5.
To approve an amendment to the Company’s Certificate of Incorporation to remove provisions relating to the Series A, Series A-1 and Series A-2 Preferred Stock.

6.
To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

7.
To conduct any other business properly brought before the annual meeting or any adjournments or postponements of the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.
The record date for the annual meeting is September 4, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on October 29, 2015 at 9:00 a.m. at Cooley LLP, 3175 Hanover Street, Palo Alto, California.
The proxy statement and annual report to stockholders are available at http://www.hivedms.com/SMLR/.
By Order of the Board of Directors
/s/ Douglas Murphy-Chutorian
Douglas Murphy-Chutorian
Corporate Secretary
Portland, Oregon
[September   , 2015]
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SEMLER SCIENTIFIC, INC.
2330 N.W. Everett Street
Portland, OR 97210
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
October 29, 2015
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Semler Scientific, Inc. (sometimes referred to as the “Company” or “Semler”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, including at any adjournments or postponements of the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about [September   ], 2015 to all stockholders of record entitled to vote at the annual meeting.
How do I attend the annual meeting?
The meeting will be held on Thursday, October 29 at 9:00 a.m. local time at Cooley LLP, 3175 Page Mill Road, Palo Alto, California. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on September 4, 2015 will be entitled to vote at the annual meeting. On this record date, there were 4,983,568 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 4, 2015 your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on September 4, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are six matters scheduled for a vote:
•
Election of directors;

•
Approval of the 2015 Employee Bonus Plan of Semler Scientific, Inc.;

•
Approval of proposed 1,500,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2014 Stock Incentive Plan;

•
Approval of proposed amendment to the Company’s Certificate of Incorporation to provide for a classified Board of Directors;

•
Approval of proposed amendment to the Company’s Certificate of Incorporation to remove provisions concerning the Series A, Series A-1 and Series A-2 Preferred Stock, all of which converted to common stock in connection with the Company’s initial public offering; and

•
Ratification of selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
•
To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-888-693-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time on October 28, 2015 to be counted.

•
To vote through the internet, go to www.cesvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on October 28, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of September 4, 2015.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposals 5 and 6 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, and “For” the proposals presented. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
You may submit another properly completed proxy card with a later date.

You may grant a subsequent proxy by telephone or through the internet.
You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2330 NW Everett Street, Portland, Oregon 97210.
You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are Stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 1, 2016, to our Corporate Secretary; 2330 NW Everett Street, Portland, Oregon 97210. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between July 1, 2016 and July 31, 2016.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Abstain” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3, 4, 5 and 6, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, and thus will have the same effect as “Against” votes for each of Proposals 4 and 5.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None
2	Approval of the Company’s 2015 Employee Bonus Plan	“For” votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
3	Approval of Share Increase Under the 2014 Stock Incentive Plan	“For” votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
4	Charter Amendment — Adopt a Classified Board	“For” votes from the holders of a majority of the outstanding shares entitled to vote on the matter	Against	Against

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
5	Charter Amendment — Remove Series A, A-1 and A-2 Preferred Stock Provisions	“For” votes from the holders of a majority of the outstanding shares entitled to vote on the matter	Against	Against
6	Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for Fiscal 2015	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 4,983,568 shares outstanding and entitled to vote. Thus, the holders of 2,491,785 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, the proxy card and the annual report to stockholders are available at http:// www.hivedms.com/SMLR/.

Proposal 1

Election Of Directors
Non-Classified Board
The Company’s Board of Directors currently consists of eight directors. There are eight nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The Company does not have a formal policy regarding director or director nominee attendance at the annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Explanatory Note regarding Future Elections of Directors serving as a Classified Board
If the stockholders approve the amendment to the Company’s Certificate of Incorporation described in Proposal 4, the Company’s Board of Directors will be divided into three classes for future elections, beginning in 2016. Each class will consist, as nearly as possible, of one-third of the total number of directors, and each class will have a three-year term. In the event that Proposal 4 is approved, the Board has nominated Mr. Barclay, Mr. Garfield and Mrs. Semler for election to Class I, and, if elected, their initial term will expire at the annual meeting of stockholders in 2016. Dr. Leibowitz, Dr. Pan and Dr. Semler have been nominated for election to Class II, and, if elected, their initial term will expire at the annual meeting of stockholders in 2017. Dr. Murphy-Chutorian and Mr. Collins have been nominated to Class III, and, if elected, their initial term will expire at the annual meeting of stockholders in 2017. To further understand how this change would impact future elections, please see Proposal 4.
Nominees
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With the Company
Herbert J. Semler, M.D.	87	Chairman of the Board of Directors
Douglas Murphy-Chutorian, M.D.	61	Chief Executive Officer and Director
Bruce J Barclay	58	Director
Aidan M. Collins	53	Director
Greg S. Garfield	52	Director
Arthur “Abbie” Leibowitz, M.D., F.A.A.P.	68	Director
Wayne T. Pan, M.D., Ph.D	52	Director
Shirley L. Semler	80	Director
Herbert J. Semler, M.D. — Dr. Herbert J. Semler co-founded Semler Scientific, Inc. in 2007 and has served as chairman of the board of directors since that time. Dr. Semler also served as our chief executive officer until October 31, 2012. Over his 45 years of medical practice, Dr. Semler has developed, manufactured, and marketed products for three cardiovascular companies. As a board certified cardiologist, Dr. Semler holds multiple patents and patent applications for cardiovascular products. He has experience with Holter monitoring, telemedicine, cardiac telemetry, pacemaker surveillance, cardiac event monitoring, including development of the “King of Hearts” device. Dr. Semler also invented a femoral vascular hemostatic device, which has been used on over fifteen million patients. Dr. Semler has had a distinguished career in medicine including the following accomplishments: he has served as Professor of Cardiology at Oregon Health Sciences University where he founded and funded The Dr. Herbert and Shirley Semler Cardiovascular Institute; he is a Fellow of the American College of Cardiology, American College of Physicians, Society of Cardiac Interventions and Angiography, and the American Heart Association; and he has published over 90 articles in the field of cardiovascular medicine. Dr. Semler is also the chairman of the Shirley & Herbert Semler Foundation and until March 2008 was the chairman of Advanced Vascular Dynamics. Dr. Semler is currently the chief executive officer of Semler Health Perks, Inc., a private medical consumer software applications company founded by Dr. Semler in October 2012. Dr. Semler is the husband of our director and co-founder, Shirley L. Semler. Dr. Semler’s extensive experience in the fields of cardiology and medical device companies, and his experience and knowledge as a founder and executive of our company qualify him to be a director of our company.
Douglas Murphy-Chutorian, M.D. — Dr. Douglas Murphy-Chutorian has served as a member of our board of directors since September 2012 and as our chief executive officer since October 31, 2012. Dr. Murphy-Chutorian has had broad, diverse career experience in healthcare over the past 30 years, stretching from clinician, academician, inventor, entrepreneur, chief executive officer, chairman of the board, and consultant to financial firms. Since April 15, 2005, he has been managing director of Select Healthcare Capital, LLC. Dr. Murphy-Chutorian is a named inventor on more than 30 patents, and has guided more than 50 products through various regulatory approval processes. His business career has included extensive involvement in all facets of the medical industry from financial, research and development, manufacturing, marketing and sales, regulatory, reimbursement, and clinical trials. His breadth of healthcare experience includes all major sectors of the industry: medical devices, health services, pharmaceuticals, biotechnology and managed care. He received his B.A. and M.D. from Columbia University. He completed his internal medicine residency at New York University/Bellevue Medical Center and has served as a faculty member in interventional cardiology at both Stanford and Montefiore Medical Center. Dr. Murphy-Chutorian’s experience as a cardiologist, inventor and executive qualify him to be our Director and Chief Executive Officer.
Bruce J Barclay — Mr. Bruce J Barclay has served as a member of our board of directors since May 2014. Mr. Barclay has over 35 years of experience in the healthcare industry, with nearly 15 years of that leading medical device companies. From 2010 to 2014 Mr. Barclay was president and chief executive officer, and a member of the board of directors, of Hansen Medical (NASDAQ: HNSN), a developer, manufacturer and global seller of intravascular robotics. From 2005 to 2010 he was president and chief executive officer, and a member of the board of directors, of SurModics (NASDAQ: SRDX), a provider of drug delivery and surface modifications technologies to the healthcare industry, having previously served as its president and chief operating officer from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003,

Mr. Barclay served as president and chief executive officer and a member of the board of directors of Vascular Architects, a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he was an officer and senior vice president of Guidant Corporation from 1994 to 2000. Before Guidant he held several positions of increasing responsibility at Eli Lilly and Company from 1978 to 1994. Mr. Barclay received a J.D. from Indiana University School of Law, and a B.S. in Chemistry and a B.A. in Biology, both from Purdue University. He is also a registered patent attorney. Mr. Barclay’s extensive record of high achievement in managing research, product development, operations, as well as domestic and international commercial teams in multiple markets and his deep knowledge of the medical device industry qualify him to be a director of our company.
Aidan M. Collins — Mr. Aidan M. Collins has served as a member of our board of directors since July 2014. Mr. Collins currently serves as the chief executive officer and founder of ControlMetric, Inc., a consulting and software company focused on bringing data-driven, fact-based approaches to operational risk management. Mr. Collins is responsible for all aspects of company operations, including business development, marketing and external relations. Prior to ControlMetric, Mr. Collins served as a partner at Bain & Company, from 2007 to 2010, where he led client relationships and consulting projects covering a range of strategic and operations issues, including IT strategy, cost reduction, post-merger integration and operations improvement. From 2004 to 2007, Mr. Collins was a partner in the advisory services practice at PricewaterhouseCoopers LLP, where he was a leader in the information technology effectiveness and healthcare payer practices in Northern California. Prior to that, Mr. Collins served as the senior vice president, sales and marketing in the healthcare group at Perot Systems, from 2002 to 2004, where he was responsible for leading sales and business development efforts for large healthcare organizations nationwide, focused on selling business process and technology outsourcing services to large healthcare payers. From 1992 to 2002, Mr. Collins served as partner with the enterprise risk services group at Deloitte & Touche LLP, where his responsibilities included leading the firm’s national practice related to the Health Insurance Portability and Accountability Act, or HIPAA, and the information security services practice in Northern California and Hawaii. Mr. Collins holds an M.B.A. from The Wharton School, University of Pennsylvania, an M.H.A. from the University of North Carolina at Chapel Hill and a B.E. from University of Limerick in Ireland. We believe Mr. Collins’ extensive leadership and business experience qualify him to be a director of our company.
Greg S. Garfield — Mr. Greg S. Garfield has served as a member of our board of directors since November 2013. Mr. Garfield serves as a director on the boards of a number of private companies in the healthcare industry. From 2006 to 2011, he had various roles at Acclarent, Inc., a medical technology company, including chief operating officer. Acclarent, Inc. was acquired by Johnson and Johnson at a valuation of approximately $800 million cash in January 2010. From 1995 to 2006, Mr. Garfield had various roles at Guidant Corporation, a medical technology company. Guidant was acquired by Boston Scientific Corporation in 2006 at a valuation of approximately $27 billion in cash and stock. Mr. Garfield has a J.D. from McGeorge School of Law, University of the Pacific and a B.S. from California Polytechnic State University. We believe Mr. Garfield’s significant business experience at other medical technology companies qualifies him to be a director of our company.
Arthur “Abbie” Leibowitz, M.D., F.A.A.P. — Dr. Arthur “Abbie” Leibowitz has served as a member of our board of directors since June 2014. Dr. Leibowitz has over 40 years of experience in healthcare, with more than 25 years in leading positions with several healthcare companies. Since 2001, Dr. Leibowitz has been co-founder, chief medical officer and executive vice president at Health Advocate, Inc., a health advocacy and assistance company that provides support and helps consumers navigate the healthcare system. In June 2014, Health Advocate became a wholly owned subsidiary of the West Corporation, a publicly traded telecommunications and health services company. Health Advocate’s clients include more than 10,000 small, medium, and large sized companies, not-for-profit organizations and associations, schools, colleges and universities, unions, health plans, and third party administrators across the United States. Prior to his role at Health Advocate, Dr. Leibowitz served as executive vice president of digital health strategies and a member of the board of directors at Medicologic, Inc., where he was responsible for developing healthcare data, information services and strategies targeted at users of such company’s electronic medical record system, as well as data customers including payors, pharmaceutical companies, employers, regulatory and government agencies. Dr. Leibowitz served as vice president, medical delivery systems and chief medical officer at Aetna U.S. Healthcare, from 1996 to 2000, where he directed medical affairs and policies for one of the largest health benefits companies in the nation. In this role he was responsible for clinical policy development, technology assessment, patient management activities, and quality improvement programs. From 1993 to 1996, Dr. Leibowitz was the vice president, health delivery, corporate medical director at U.S. Healthcare, where he coordinated the expansion of medical programs regionally into eight new markets. Dr. Leibowitz had also served as vice president, health delivery, and a network medical director at U.S. Healthcare, from 1987 to 1993. From 1975 to 1987, Dr. Leibowitz was the senior physician at Drexel Hill Pediatric Associates, where he established seven physician pediatric group practice serving a large and diverse urban/suburban patient population. Dr. Leibowitz has authored many articles in medical literature, including revising his chapter on Health System Navigation in the recently published Second Edition of Population Health, Creating a Culture of Wellness, edited by David Nash and others. Dr. Leibowitz received both his B.A. and M.D. degrees from Temple University. We believe Dr. Leibowitz’s extensive background, experience and knowledge of the healthcare industry qualify him to be a director of our company.
Wayne T. Pan, M.D., Ph.D. — Dr. Wayne T. Pan has served as a member of our board of directors since May 2014. Dr. Pan has over 20 years of broad healthcare industry experience from clinical medicine, to managed care, and health information technology. Dr. Pan is currently a medical director in the technology group of Clover Health Labs, a start-up integrated healthcare delivery system based on the East Coast that includes a hospital system, a medical group and affiliated independent physicians, and a Medicare and Medicaid health plan. From June 2014 to April 2015 he served as the Chief Medical Officer at Santa Clara County IPA (SCCIPA), a large independent physician association in Santa Clara County, California with 800 multi-specialty physicians with 80,000 covered lives in commercial (HMO/ACO) and Medicare Advantage (HMO/ACO) programs. Prior to taking on the role at SCCIPA, he was the Chief Medical Officer at Thrasys, Inc., a San Francisco-based healthcare technology company that developed a cloud-based platform upon which healthcare delivery systems and provider organizations can build high quality, person-centered accountable care communities. From August 2012 to May 2014 Dr. Pan served as chief medical officer at Thrasys, Inc., a global healthcare technology company that provides a cloud-based platform upon which healthcare delivery systems and provider organizations can build high quality, person-centered accountable care communities. Between October 2010 and July 2012, Dr. Pan was concurrently the chief medical informatics officer for Health Access Solutions, a health care software development company and chief medical officer of Pacific Partners Management Services, Inc., a medical management services company serving medical groups in northern California with over 50,000 covered lives. Prior to that, between September 2009 and February 2010, he served as chief medical officer for Affinity Medical Solutions, LLC, a medical management services organization serving independent physicians association clients and managing commercial and Medicare Advantage members. Dr. Pan has also served as chief medical officer between June 2008 and August 2009 for Alameda Alliance for Health, a local initiative health plan with Medicaid, Medicare Advantage Dual Eligible SNP and IHSS plans, and as an advisory chief medical officer at a data analytics start-up focused on big data issues in healthcare in 2007 – 2008. Dr. Pan holds an M.B.A. from The Wharton School, University of Pennsylvania, and an M.D. and Ph.D. from the Mt. Sinai School of Medicine, and a B.S. in Biology from Johns Hopkins University. We believe Dr. Pan’s extensive healthcare-related business experience qualifies him to be a director of our company.
Shirley L. Semler  — Mrs. Shirley L. Semler is our co-founder and has served as a member of our board of directors since our formation in 2007. Mrs. Semler also served as an executive vice president until December 2009. Mrs. Semler is the holder of the patent on the Compressar hemostatic product that has been used on over 15 million patients. She was the co-founder and president of Instromedix, Inc., a medical product company that was acquired by Alares, Inc. She was also co-founder and president of Advanced Vascular Dynamics before it was sold. She attended Stephens College in Columbus, Missouri and the University of Colorado. Mrs. Semler is the wife of our chairman of the board and co-founder, Dr. Herbert J. Semler. Mrs. Semler’s experience in the medical device business, and her experience and knowledge as a founder and executive of our company qualify her to be a director of our company.
The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee.

Information Regarding the Board of Directors and Corporate Governance
Independence of The Board of Directors
As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Barclay, Mr. Collins, Mr., Garfield, Dr. Leibowitz and Dr. Pan. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. In addition, the Board determined that each of our former directors who resigned during 2014 (Mr. Chang, Mr. Gupta and Mr. Sainer) was independent within the meaning of the applicable NASDAQ listing standards.
In making such determinations, our board of directors considered the relationships that each such director has with our company, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each director.
Board Leadership Structure
Our Board is led by a Chairman who is a non-executive Director selected by the full Board on nomination of the Compensation and Nominating and Corporate Governance Committees. Our Board believes that the Chairman is responsible for Board leadership and the Chief Executive Officer is responsible for leading our management, employees and operations, and that these are two distinct and separate responsibilities. Our Board believes this leadership structure is efficient and promotes good corporate governance. However, our Board continues to evaluate its leadership structure and may change it, if, in the opinion of the Board, a change is required by the needs of our business and operations.
Role of the Board in Risk Oversight
One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to having responsibility for the oversight of the performance of the Company’s internal audit function at the time it is established. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of the Company’s risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of The Board of Directors
The Board of Directors met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable NASDAQ listing standards, in fiscal 2014, the Company’s independent directors met no less than two times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2014 for each of the Board committees:
Name	Audit	Compensation	Nominating
Herbert J. Semler
Douglas Murphy-Chutorian, M.D.
Bruce J Barclay	X	X*
Aidan M. Collins	X*
Greg S. Garfield		X	X*
Arthur “Abbie” Leibowitz, M.D., F.A.A.P.
Wayne T. Pan, M.D., Ph.D.	X		X
Shirley L. Semler
Total Meetings in Fiscal 2014	3	8	1

*
Committee Chairperson

Below is a description of each committee of the Board of Directors.
The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee appoints, determines funding for and oversees the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is composed of three directors: Mr. Barclay, Mr. Collins and Dr. Pan. The Audit Committee met three times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.semlerscientific.com under the Corporate Governance section.
The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).
The Board of Directors has also determined that Mr. Collins qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Collins’s level of knowledge and experience based on a number of factors, including his formal education and professional experience as an advisor to companies on healthcare-related matters.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
Mr. Aidan M. Collins
Mr. Bruce J Barclay
Dr. Wayne T. Pan
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of two directors: Mr. Barclay and Mr. Garfield. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards. The Compensation Committee met eight times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.semlerscientific.com under the Corporate Governance section.
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers;

•
review and recommendation to the Board for approval of the compensation of the Company’s directors; and

•
administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than annually. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The Compensation Committee identified and selected Compensia based on Compensia’s previous experience and known expertise regarding companies in the health care industry. The Compensation Committee requested that Compensia:
•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program and non-employee director compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to perform analyses of competitive performance and compensation levels for a competitive group of companies identified by the Compensation Committee. At the request of the Compensation Committee, Compensia also conducted individual interviews with members of the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations and recommended that the Board of Directors approve the recommendations of Compensia.
For the services provided, the Compensation Committee paid Compensia approximately $22,500 during fiscal year 2014. No other consultants were hired to provide services to the Compensation Committee during 2014.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board and assessing the performance of the Board.

The Nominating and Corporate Governance Committee is composed of two directors: Mr. Garfield and Dr. Pan. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met one time during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.semlerscientific.com under the Corporate Governance section.
The Nominating and Corporate Governance Committee intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Secretary of the Company at the following address: 2330 NW Everett Street, Portland Oregon 97210, not less than 90 and not more than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications With The Board Of Directors
Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Code of Ethics
The Company has adopted a code of business conduct and ethics that applies to all officers, directors and employees. The Company’s code of business conduct and ethics is available on the Company’s website at www.semlerscientific.com under the Corporate Governance section. If the Company makes any substantive amendments to its code of business conduct and ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Approval of Employee Bonus Plan
The Board recommends that our stockholders approve the terms of our Employee Bonus Plan (referred to as the “Bonus Plan”) for purposes of satisfying the requirements for deductibility of compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).
Our Board adopted the Bonus Plan on April 30, 2015, upon the recommendation of the Compensation Committee (referred to as the “Committee”) of our Board, and subject to stockholder approval. The Bonus Plan was adopted in order to allow the maximum deductibility of the compensation that may be payable under our cash incentive programs to certain of our executive officers and other key employees. The Committee believes that the Bonus Plan is an important part of our overall compensation strategy, allowing us to offer meaningful, performance-based cash incentives that we believe are necessary to attract and retain key employees who are in a position to help us achieve our strategic goals, while balancing the Company’s interests in having fully deductible compensation. Set forth below is a summary of the principal features of the Bonus Plan. This summary is qualified in its entirety by reference to the terms of the Bonus Plan, a copy of which is included in this proxy statement as Appendix A.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting will be required to approve the Bonus Plan. Abstentions will not have any effect on the outcome of this proposal.
Description of the Bonus Plan
Introduction.   Generally, Section 162(m) limits the deduction that a publicly held company may take on compensation paid in any given taxable year to the company’s principal executive officer and those executives who are the three highest compensated officers of the company, excluding the company’s principal executive officer and principal financial officer (the company’s principal executive officer and three highest compensated officers, the “Covered Employees”) to $1,000,000 per person. However, the $1,000,000 cap on deductibility does not apply if such additional payments constitute “performance-based compensation”, that is, compensation payable solely on account of the attainment of one or more performance goals. Section 162(m) sets forth a number of requirements to qualify compensation as “performance-based compensation”. One requirement for compensation to be performance-based under Section 162(m) is that we obtain stockholder approval of the material terms that apply to the payment of such compensation. Material terms include: (1) a description of the employees eligible to earn compensation under the Bonus Program, (2) a description of the business criteria on which the performance goals may be based, and (3) the maximum amount of compensation that could be paid to any individual participant in a specified period under the Bonus Program if the performance goal is achieved. If stockholders fail to approve the Bonus Plan at this meeting, no awards will be earned or paid under the Bonus Plan.
Overview of Bonus Plan Awards.   The Bonus Plan provides cash bonus opportunities for our key employees that are intended to comply with Section 162(m)’s performance-based compensation exception. If approved by stockholders, the first awards under the Bonus Plan will be paid, if at all, based on performance in the Company’s 2015 fiscal year.
Administration.   The Bonus Plan will be administered by the Committee, which may delegate its duties and powers to a subcommittee. References in this proposal to the Committee will mean the Committee or the subcommittee, as applicable. It is intended that the subcommittee will consist solely of two or more members of the Board who are not employees of the company and who qualify as “outside directors” within the meaning of Section 162(m) and as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. However, the failure of the subcommittee to be so constituted will not impair the validity of any award made by such subcommittee. The Committee’s powers include the authority, subject to the provisions of the Bonus Plan, to select the participants in the Bonus Plan and to determine the maximum target amount of a participant’s award and the actual amount of such award and the method of determining, the awards to be made to participants. The Committee is authorized to interpret the Plan, to establish, amend or rescind any rules and regulations relating to the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned (including, but not limited to, participants and their beneficiaries or successors). The Committee will have the full power and authority, consistent with the provisions of the Plan, to establish the terms and conditions of any award and to waive any such terms or conditions at any time.
Eligibility to Receive Awards.   The Committee will select those company employees who will be eligible to participate in the Bonus Plan. A Bonus Plan participant who terminates employment during the performance period for reasons other than death, disability or retirement will not be eligible to receive an award for the performance period. A Bonus Plan participant who terminates employment during a performance period due to death, disability or retirement will be eligible to receive an award equal to the award which would have been earned by such participant, pro-rated for that portion of the performance period during which the participant was employed. The Committee has the authority to determine the rules regarding the treatment of a participant who terminates employment after the performance period but prior to the payment of the award.
The number of eligible employees is neither fixed nor predetermined. Accordingly, it is not possible to anticipate the exact number of individuals who will be eligible for grants under the Bonus Plan during the life of the Bonus Plan. As of August 31, 2015, the Company had approximately 27 employees, all of whom would be eligible to be selected for participation in the Bonus Plan.
Determination of Awards.   Under the Bonus Plan, participants are eligible to earn bonus payments based upon the attainment and certification of certain objective performance goals established by the Committee in writing within the first 90 days of the performance period or, longer if within the maximum period allowed pursuant to Section 162(m). As determined by the Committee, the performance goals applicable to a bonus award will be based upon one or more of the following measures: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (b) net income; (c) operating income; (d) earnings per share; (e) return on stockholders’ equity (also referred to as return on investments); (f) attainment of strategic and operational initiatives; (g) customer income; (h) economic value-added models; (i) maintenance or improvement of profit margins; (j) stock price, including, without limitation, as compared to one or more stock indices; (k) market share; (l) revenues, sales or net sales; (m) return on assets; (n) expense management; (o) improvements in capital structure; (p) costs; and (q) cash flow, in each case, to the degree such measure is used in a manner consistent with the requirements of Section 162(m).
The Committee is specifically authorized at any time during the first 90 days of the performance period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the company, or the financial statements of the company, or in response to, or in anticipation of changes in applicable law, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, to the extent the exercise of such authority after the first 90 days of the performance period would cause the awards granted to covered employees for the performance period to fail to qualify as “performance-based compensation” under Section 162(m), then such authority will be only exercised with regard to those participants who are not Covered Employees.
Payment of Awards.   Awards will be distributed in a lump sum cash payment as soon as practicable following the determination and certification of performance achieved, but no later than March 15 of the calendar year following the performance period in which the award was earned. If the Committee certifies that the performance goals for a Covered Employee for a performance period have not been satisfied then the Covered Employee will not receive an award for the performance period.
Maximum Award.   The maximum award that may be earned under the Bonus Plan by a participant for a given performance period will be expressed as a percentage of the participant’s base salary, as determined by the Committee in accordance with the Bonus Plan. In no event may the maximum award payable in cash, as to any participant for any performance period, exceed $2 million. The Committee will, in its sole and absolute discretion, determine for each Participant the amount of the award for the performance period. The Committee will have no discretion to increase the amount of any award to a Covered Employee, but may through its negative discretion reduce the amount of or totally eliminate an award to a Covered Employee if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate.
Amendment and Termination.   The Committee may amend, modify or terminate the Bonus Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination will affect payment of an award for a completed performance period.
Effective Date; Termination Date.   The Bonus Plan is effective as of the date first approved by the Board, that is, April 30, 2015, subject to approval by the Company’s stockholders at this meeting.
Federal Tax Consequences.   The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the provisions of Section 162(m) of the Code.
In general, the grant of an award opportunity under the Bonus Plan will have no federal income tax consequences. The payment of the award will generally be taxable to a participant as ordinary income in the year paid. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the Bonus Plan participant. The Company will withhold from any payments under the Bonus Plan and from any other amounts payable to a participant by the Company any amount required to satisfy the income and employment tax withholding obligations arising under applicable federal and state laws in respect of a bonus award.
We intend for all payments under the Bonus Plan to be exempt from or compliant with the rules for deferred compensation that are set forth in Section 409A of the Code.
New Plan Benefits.   The Company cannot determine at this time the actual awards that will paid under the Bonus Plan over the life of the Bonus Plan, as awards will depend upon the individuals selected for participation in any given year, the bonus amounts that may be earned by them as determined by the Committee in any given year, and the Company’s actual performance against the performance goals selected by the Committee for the given year. At this time, the Company has not designated any employees to participate in the Bonus Plan, contingent on stockholder approval of the Bonus Plan. Accordingly, we cannot currently determine the awards that may be granted in the future to employees under the Bonus Plan.
The Board of Directors Recommends a Vote in Favor of Proposal 2.

Proposal 3

Increase in Shares available for Issuance under the
2014 Stock Incentive Plan
Overview
We are asking our stockholders to approve the 2014 Stock Incentive Plan, or 2014 Plan, as amended by our Board in July 2015: (i) to add 1,500,000 shares of our common stock to our existing share reserve, and (ii) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to (a) confirm the applicable award limits for purposes of compliance with Section 162(m), (b) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the 2014 Plan, and (c) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2014 Plan.
The 2014 Plan was originally approved by our Board and our stockholders in August 2014 and became effective in September 2014. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was 450,000 shares. However, the number of shares of our common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, beginning on January 1, 2015, and continuing through and including January 1, 2024, by 4.0% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. As a result, an aggregate of 188,640 new shares were added pursuant to the automatic increase that occurred on January 1, 2015.
In July 2015, the Compensation Committee approved the grant of stock options to acquire an aggregate 730,500 shares of the Company’s common stock, which options will have an exercise price equal to $3.44 (the closing price on the grant date), have a term of 10-years, and will vest monthly over one-year, but which are contingent upon stockholder approval of an increase in the option pool under the 2014 Plan. Of these options that are contingent upon stockholder approval, 180,000 were granted to Dr. Murphy-Chutorian, and an aggregate of 143,500 were granted to the Company’s non-employee directors. The Board then approved, on the recommendation of the Compensation Committee, the proposed amendment to the 2014 Plan, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the 2014 Plan by an additional 1,500,000 shares to a total of 2,138,640 shares. Our Board adopted this amendment in order to ensure that the Company can continue to grant equity incentive awards at levels determined appropriate by our Board. If approved by our stockholders, the increase in the share reserve of the 2014 Plan will become effective as of the annual meeting date, as will the grant of stock options to acquire an aggregate 730,500 shares of the Company’s common stock.
As of August 31, 2015, awards (net of shares returned to the 2014 Plan) covering an aggregate of 521,300 shares of the Company’s common stock have been granted under the 2014 Plan. Of these, awards covering an aggregate of 494,676 shares are currently outstanding. Only 143,964 shares of common stock (plus any shares that might in the future be returned to the 2014 Plan) remained available for future grant under the 2014 Plan. Such figures do not include the grant of stock options to acquire an aggregate 730,500 shares of the Company’s common stock, which options are contingent upon stockholder approval of this proposed 1,500,000 increase in the option pool under the 2014 Plan.
Stockholders are requested in this Proposal 3 to approve the amendment of the 2014 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the amendment of the 2014 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors Recommends a Vote in Favor of Proposal 3.

SUMMARY OF THE 2014 STOCK INCENTIVE PLAN
Description of the 2014 Plan
The essential features of the Semler Scientific, Inc. 2014 Stock Incentive Plan, or the 2014 Plan, are outlined below. The following description is not complete and is qualified by reference to the full text of the 2014 Plan, which is appended to this Proxy Statement as Appendix B.
General Information
We adopted the 2014 Plan to encourage our employees and directors to own stock and align their interests with those of our stockholders and to attract, motivate and retain qualified employees and directors.
All of our employees and directors are eligible to receive awards under the 2014 Plan. Our Committee (as defined below) administering the 2014 Plan selects, in its sole discretion from time to time, those who will receive awards under the 2014 Plan.
Upon the effectiveness of the 2014 Plan, the aggregate number of shares of common stock that may be issued was limited to 450,000 shares. We refer to this as the Share Reserve. In addition, the Share Reserve automatically increases on January 1st of each year, for a period of not more than 10 years, beginning on January 1st of the year following the year in which the 2014 Plan becomes effective and ending on (and including) January 1, 2024, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, our Board of Directors, or Board, may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of common stock than would otherwise occur. The current Share Reserve is 638,640 shares. If any award under the 2014 Plan is forfeited or cancelled or otherwise expires or terminates without issuance of shares of our common stock or is settled for cash, the underlying shares of our common stock become available again to be granted under the 2014 Plan. To prevent dilution or enlargement of the rights of participants under the 2014 Plan, appropriate adjustments will be made if any change is made to the outstanding shares of our common stock by reason of any merger, reorganization, statutory share exchange, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or its value. The 2014 Plan permits the granting of a variety of stock-based awards. These are described below.
Administration of the 2014 Plan
The 2014 Plan is administered by the Compensation Committee of our Board or any other committee or sub-committee of the Board designated by the Board from time to time satisfying the conditions specified in the 2014 Plan. We refer to this administrator as the Committee. Our Board reserved the right to act in lieu of any such Committee from time to time. Committee members serve as such at the pleasure of the Board and may be removed by the Board at any time. Currently, the Compensation Committee of our Board acts as the Committee administering the 2014 Plan. Members of the Compensation Committee are eligible for awards under the 2014 Plan.
Among other powers specifically set forth in the 2014 Plan, the Committee has the power and authority in its discretion to:
(a)
determine which employees, consultants and directors shall be granted stock awards;

(b)
prescribe the terms and conditions of the stock awards;

(c)
interpret the 2014 Plan and stock awards;

(d)
adopt such procedures and sub-plans as are necessary or for the purpose of satisfying applicable laws;

(e)
adopt rules for the administration, interpretation and application of the 2014 Plan; and

(f)
interpret, amend or revoke any such rules.

In the case of awards designated as awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the Committee’s power to take certain actions will be limited by Section 162(m) of the Code. The Committee’s authority is also limited in certain instances by Section 409A of the Code. The Committee and our Board, without stockholder approval, are not permitted (i) to cancel outstanding options or stock appreciation rights in exchange for cash or in exchange for the grant of new awards as substitutes under the 2014 Plan; or (ii) to amend outstanding options or stock appreciation rights to reduce the exercise price below the exercise price of the original award.
To the extent permitted by applicable law, the Committee may delegate to our Chief Executive Officer the authority, subject to such terms and limitations as the Committee may determine by resolution, to grant awards to, cancel, modify, waive rights with respect to, alter, discontinue, terminate and otherwise exercise the Committee’s authority under the 2014 Plan with respect to awards held by participants who are not persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The acts of our Chief Executive Officer under such delegated authority will be treated as acts of the Committee, and our Chief Executive Officer will report regularly to the Committee regarding any award so granted or other actions taken by our Chief Executive Officer using such delegated authority.
Participants under the 2014 Plan will be bound by any decision or action that the Committee takes under the 2014 Plan. No new awards may be made under the 2014 Plan on or after July 24, 2024. The 2014 Plan may be amended or terminated by our Board at any time, although no 2014 Plan amendment will be effective without stockholder approval if such amendment materially increases the benefits accruing to participants under the 2014 Plan, increases the number of shares subject to the 2014 Plan (except pursuant to the adjustment provisions set forth in the 2014 Plan), changes the provisions relating to eligibility for awards or modifies the 2014 Plan in any manner requiring stockholder approval under any applicable stock exchange rule. The terms of an award agreement may not be amended in a manner adverse to any participant without such participant’s consent, except to the extent provided in the participant’s award agreement or to bring the 2014 Plan or the participant’s award into compliance with (or qualify for an exemption under) Section 409A of the Code. The terms of a participant award may be adjusted, though, in the event of certain extraordinary corporate transactions or events, and the vesting provisions may be waived or adjusted if the participant’s employment or directorship terminates.
Types of 2014 Plan Awards and Limits
Stock Options.   Stock options provide participants with the right to purchase a given number of newly issued shares of our common stock at a fixed price, without fees, commissions or other charges. The Committee may grant incentive stock options (satisfying certain conditions for favorable tax treatment under Section 422 of the Code and nonqualified stock options under the 2014 Plan. There are 300,000 shares of our common stock reserved for issuance under the 2014 Plan as incentive stock options if the Committee so desires. The Committee determines the terms of any option grant, subject to the limitations in the 2014 Plan, and such terms will be set forth in an award agreement. No option may be exercised after the 10th anniversary of the date the option was granted. The exercise price of any option granted under the 2014 Plan will not be less than the fair market value of our common stock on the grant date. If permitted in the award agreement, payment upon exercise may be made by (1) cash or check, (2) delivery of shares of our common stock, (3) pursuant to a broker-assisted cashless exercise, (4) delivery of other consideration approved by the Committee with a fair market value equal to the exercise price or (5) other means determined by the Committee. Shares of our common stock surrendered upon exercise will be valued at fair market value, and the certificates for such shares will be duly endorsed for transfer or accompanied by appropriate stock powers and will be surrendered to us. A payment method involving delivery or withholding of shares of our common stock may not be used if it would violate applicable law or would result in adverse accounting consequences for us. Participants will not receive dividend equivalents rights on option awards.
Options constituting incentive stock options may be granted only to our employees. The aggregate market value, determined on the grant date of incentive stock options first becoming exercisable during a calendar year, may not exceed $100,000. In addition, in the event a participant is more than a 10% stockholder of our Company, the exercise price of the incentive stock option may not be less than 110% of the fair market value of the common stock on the grant date, and the option may not be exercised more than five years after the grant date. In addition to these conditions, in order to receive the favorable tax treatment under Section 422 of the Code, the participant would be required to satisfy certain holding period requirements for the shares following exercise.
Stock Appreciation Rights.   A stock appreciation right is the right to receive cash or shares of our common stock upon exercise of the right based upon the amount of appreciation in the fair market value of the common stock from the specified exercise price. The Committee may grant stock appreciation rights pursuant to such terms and conditions as the Committee determines, subject to the limitations in the 2014 Plan, and such terms will be set forth in an award agreement. No stock appreciation right may be exercised more than 10 years after the grant date. The exercise price may not be less than the fair market value of the common stock on the grant date. Upon exercise of a stock appreciation right, a participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to a participant in cash or shares of our common stock as specified in the award agreement. Participants will not receive dividend equivalent rights on stock appreciation rights awards.
Restricted Stock and Restricted Stock Units.   Restricted stock is issued stock that generally may not be transferred until the restrictions have lapsed or other vesting conditions have been satisfied. Restricted stock units give participants the right to receive cash or shares of our common stock upon the lapse of the restrictions or satisfaction of the vesting conditions. The Committee may grant awards of restricted stock and restricted stock units pursuant to such terms and conditions, including restrictions on transferability and alienation and other restrictions, as the Committee determines, subject to the limitations in the 2014 Plan, and such terms will be set forth in an award agreement. Any stock certificate a participant receives upon a grant of restricted stock will typically be set forth in a legend to reflect the applicable transfer restrictions, or we may retain the stock certificate until the restrictions lapse. If the restricted stock is issued in book entry form, a notation with similar restrictive effect will be made with the book entry. The Committee may require payment of consideration for restricted stock granted under the 2014 Plan, which may be payable in cash, stock or other property. For issued and outstanding shares of restricted stock, participants have the same rights as other stockholders, including all voting and dividend rights upon issuance of the related stock certificate, even if the shares remain subject to transfer restrictions. For restricted stock units, participants may receive dividend equivalent rights at the Committee’s discretion. Restricted stock units are payable in shares of our common stock or cash as of the vesting date, as provided in the award agreement, and must be settled within 2.5 months after the later of the end of the calendar or fiscal year in which the restricted stock unit vests.
Stock Bonus.   The Committee may grant stock bonuses on terms and conditions that the Committee determines, subject to the limitations in the 2014 Plan, and such terms will be set forth in an award agreement. The determination for granting stock bonuses is at the discretion of the Committee and may be based on the participant’s attainment of certain milestones or performance levels as established by the Committee.
Section 162(m) Awards.   The Committee may designate that any award in the form of restricted stock, restricted stock units, or stock bonuses be granted pursuant to Section 162(m) of the Code. As a result, such awards will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation from the deductibility limitation in Section 162(m) of the Code. The performance criteria will be one or more of the objective performance or operational goals listed in the 2014 Plan, and will be specified in the award agreement along with any other additional requirements relating to Section 162(m) of the Code.
The 2014 Plan provides certain limitations on the amount of awards. Subject to adjustment as provided in the 2014 Plan, with respect to awards intended to be Section 162(m) awards and option and stock appreciation rights awards intended to be exempt from the deductibility limitation in Section 162(m) of the Code, no participant in any one fiscal year may be granted (a) options or stock appreciation rights of more than 250,000 shares of our common stock; (b) restricted stock or restricted stock units that are denominated in more than 250,000 shares of our common stock. Notwithstanding the foregoing, during the fiscal year in which a participant first becomes an employee, he or she may be granted a stock award to receive up to a total of an additional 100,000 shares of common stock. If an award is cancelled, the cancelled award will continue to be counted towards the applicable limitations.

Tax Withholding
We have the right to withhold, or require payment of, the amount of any applicable tax upon exercise, award or lapse of restrictions, as required by law.
Limitations on Transfer of Awards
Participants may not transfer, pledge, assign or otherwise alienate any award of restricted stock or restricted stock units, and participants may not transfer any other award except by will or the laws of descent and distribution. Stock options and stock appreciation rights may only be exercised by a participant during that participant’s lifetime. However, notwithstanding these restrictions, a participant may assign or transfer, without consideration, an award, other than an incentive stock option, with the consent of the Committee and subject to various conditions stated in the 2014 Plan. All shares of our common stock subject to an award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the 2014 Plan, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.
Adjustments for Change in Control
Awards under the 2014 Plan are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the 2014 Plan. Under the 2014 Plan, the Committee may, but is not required to, provide in an award agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on restricted stock or a restricted stock unit award will immediately lapse so that the shares become freely transferable; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; or (iv) all performance measures are deemed to have been satisfied for any outstanding incentive award, which immediately become payable. The Committee may also determine that upon a change in control, any outstanding option or stock appreciation right will be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price.
Termination of Employment or Services
Options and Stock Appreciation Rights.   Unless otherwise provided in the related award agreement, if a participant’s employment or services is terminated for any reason prior to the date that an option or stock appreciation right becomes vested, that participant’s right to exercise the option or stock appreciation right is forfeited and all rights cease. If an option or stock appreciation right becomes vested prior to a participant’s termination of employment or services for any reason other than death or disability, then that participant will have the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right unless otherwise specified in the related award agreement. If termination is due to a participant’s disability or death, then that participant or that participant’s estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination until 12 months following the date of termination, subject to any limitations in the award agreement. The Committee may, in its discretion, accelerate a participant’s right to exercise an option or extend the option term, subject to any other limitations.
Restricted Stock and Restricted Stock Units.   Unless otherwise provided in the related award agreement, if a participant’s employment or services is terminated for any reason, any portion of restricted stock or restricted stock units not yet vested is generally forfeited to us (subject to a refund of any purchase price paid by the participant). In its sole discretion, the Committee may provide in a participant’s agreement that a restricted stock or restricted stock unit award will continue after termination of employment or services or may also waive or change any restrictions in its sole discretion except for restrictions on a Section 162(m) award. The Committee may, for Section 162(m) awards, deem restrictions and performance goals satisfied if a participant terminates employment due to death or disability.

Federal Tax Consequences
The brief discussion of tax consequences set forth below is not intended to be a complete statement of the U.S. federal tax consequences as they relate to awards under the 2014 Plan or of disposing of shares of our common stock received under the 2014 Plan. The summary does not discuss foreign, state, or local tax laws. Because of the complex nature of tax provisions regarding awards, participants are urged to consult a tax adviser before making decisions with respect to any award.
Nonqualified Stock Options.   There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When a nonqualified option is exercised, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.
Incentive Stock Options.   There are no federal income tax consequences to participants or to us upon the grant of an incentive stock option. If a participant holds shares acquired upon the exercise of an incentive stock option (i.e., option shares) for the required holding period of at least two (2) years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If a participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code. Any amount received by a participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and we will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.
Stock Appreciation Rights.   Participants will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When a stock appreciation right is exercised, the cash or fair market value of any shares of common stock received will be taxable to a participant as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code.
Restricted Stock Awards.   Unless a participant makes an election to accelerate recognition of income to the grant date as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, participants will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. If a participant files an election under Section 83(b) of the Code within 30 days after the grant date, however, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.
Restricted Stock Unit Awards and Stock Bonuses.   Participants will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award or stock bonus is granted. When a participant receives payment under a restricted stock unit award or stock bonus, the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Section 409A.   Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards. Section 409A of the Code requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards. If a participant holds awards, the participant is subject to the following penalties if the terms of such awards are not exempted from or do not comply with the requirements of Section 409A of the Code: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting); (ii) the participant is required to pay interest at the tax underpayment rate plus 1% commencing on the date an award subject to Section 409A of the Code is no longer subject to a substantial risk of forfeiture; and (iii) the participant incurs a 20% penalty tax on the amount required to be included in income. The 2014 Plan and the awards granted under the 2014 Plan are intended to conform to or be exempt from the requirements of Section 409A of the Code.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders: 2014 Stock Incentive Plan	250,000	$2.10	200,000(1)
Equity compensation plans approved by security holders: 2007 Plan	399,500	$1.10	0
Total	649,500	$3.20	200,000(1)

(1)
The amount of shares available for increase under this plan automatically increases on January 1st of each year in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Accordingly, effective January 1, 2015, the number of securities remaining available for issuance increased by 188,640 shares.

The Board of Directors Recommends a Vote in Favor of Proposal 3.

Proposal 4

Approval of Amendment of Certificate of Incorporation
to Implement a Classified Board Structure
Our Certificate of Incorporation provides that the number of directors shall be determined in the manner set forth in our Bylaws. Our Bylaws provide that the Board will consist of a number of directors ranging from three (3) to fifteen (15) directors, with the exact number of directors to be determined from time to time by the Board. At present, the number of members constituting the Board is fixed at eight.
Our Board of Directors has approved the amendment and restatement of our Certificate of Incorporation in order to restate in its entirety Article VI of the Certificate of Incorporation to provide for a classified Board of Directors. The restated Article VI also includes terms that incorporate provisions of the Company’s existing bylaws into the Certificate of Incorporation. A copy of the Certificate of Incorporation, as proposed to be amended and restated, is included as Appendix C to this Proxy Statement and is incorporated herein by reference. Appendix C also includes a copy of the Company’s Certificate of Incorporation that is marked to show changes from the version that is currently in effect. Under Delaware law, the adoption of the amendment must be approved by our stockholders.
The proposed amendment to our Certificate of Incorporation would divide the Board into three classes, with each class having a three-year term; except that, initially, the directors elected to Class I would be subject to election for a three-year term at the annual meeting of stockholders in 2016 and the directors elected to Class II would be subject to election for a three-year term at the annual meeting of stockholders in 2017. Each director elected to succeed a director whose term has expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, with each director to hold office until his or her successor is duly elected and qualified.
In the event that Proposal 4 is approved, the Board has nominated Mr. Barclay, Mr. Garfield and Mrs. Semler for election to Class I, and, if elected, their initial term will expire at the annual meeting of stockholders in 2016. Dr. Leibowitz, Dr. Pan and Dr. Semler have been nominated for election to Class II, and, if elected, their initial term will expire at the annual meeting of stockholders in 2017. Dr. Murphy-Chutorian and Mr. Collins have been nominated to Class III, and, if elected, their initial term will expire at the annual meeting of stockholders in 2017.
Delaware Law specifically authorizes, but does not require, corporations to have classified boards of directors. The proposal to adopt a classified Board of Directors is designed to assure continuity and stability on our Board by ensuring that at any given time, a majority of the directors will have prior experience with the Company, enhancing their leadership role in supporting the Company. Furthermore, our Board believes that adoption of a classified Board will allow for better protection of the interests of the Company’s stockholders against potentially abusive, unsolicited takeover bids.
Under Proposal 4, our Certificate of Incorporation would provide that the total number of directors be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors. A director elected to fill a vacancy would hold office for the unexpired portion of the term of the director who was being replaced. If the size of the Board is increased, the additional directors would be apportioned among the three classes of directors to keep all such classes as nearly equal as possible. A director elected to fill a newly created directorship would hold office until the next election for the class to which such director was elected.
Under Delaware Law, if our Certificate of Incorporation is amended to provide for a classified Board of Directors, directors may only be removed for cause. Under our current Certificate of Incorporation, any director, or the entire Board, also can be removed only for cause.
Advantages of a Classified Board of Directors
Our Board of Directors believes that a classified Board with staggered three-year terms and the election of approximately one-third of the directors each year will help to assure the continuity and stability of the Company’s long-term policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. This enhances directors’ leadership role in supporting the Company’s long-term planning and objectives and encourages independence from management. In addition, the Board believes that the proposal will assist it in protecting the interests of our stockholders in the event of an unsolicited offer for the Company. The Board believes that the existence of a classified Board will encourage any potential acquiror to negotiate directly with the Board, thereby giving it added leverage in such negotiations. In accordance with the Board’s fiduciary duties, transactions negotiated and approved by the Board are designed to obtain appropriate value for, and ensure the equal treatment of, all stockholders.
Disadvantages of a Classified Board of Directors
While a classified Board may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that a majority of the independent stockholders believe might be in their best interests to accept or where the reason for the desired change is inadequate performance of the directors or management. A classified Board of Directors, if adopted, would be applicable to every election of directors, rather than only an election occurring after a change in control of the Company. Because of the additional time required to change control of the Board, a classified Board may also make it more difficult for a potential acquiror to obtain control of the Company without first obtaining the approval of the incumbent Board. Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If the Company implements a classified Board of Directors, it will take at least two annual meetings for a potential acquiror to effect a change in control of the Board, even if the potential acquiror were to acquire a majority of our outstanding common stock. A classified Board of Directors may discourage some takeover bids, perhaps including some takeover bids that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock. A classified Board may also increase the cost of attempting a takeover or change of control or removal or replacement of existing directors, which may further discourage attempted takeovers or changes of control.
The Board Of Directors Recommends A Vote In Favor Of Proposal 4.

Proposal 5
Amendment of Certificate of Incorporation
to Eliminate Provisions Relating to
Series A, Series A-1 and Series A-2 Preferred Stock
The Board of Directors is requesting stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate certain provisions pertaining to Series A, Series A-1 and Series A-2 preferred stock. All previously outstanding shares of Series A, Series A-1 and Series A-2 preferred stock converted to common stock in connection with the Company’s initial public offering, and there are no longer any shares of Series A, Series A-1 or Series A-2 preferred stock outstanding. The Board of Directors believes that the amendment of the Certificate of Incorporation would provide stockholders with a clearer understanding of its capital stock and eliminate potential confusion by removing provisions relating to preferred stock that is no longer outstanding nor available to the Company for reissuance.
Appendix C to this Proxy Statement includes a copy of the Company’s Certificate of Incorporation that is marked to show changes from the version that is currently in effect, including the effects of this proposed amendment. Under Delaware law, the adoption of the amendment must be approved by our stockholders.
The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Restated Certificate of Incorporation.
The Board Of Directors Recommends A Vote In Favor Of Proposal 5.

Proposal 6

Ratification of Selection of Independent Registered Public
Accounting Firm
The Audit Committee of the Board of Directors has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. BDO USA, LLP has audited the Company’s financial statements since 2013, covering the Company’s applicable reporting periods since 2009.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of BDO USA, LLP.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered by BDO USA, LLP, or BDO, for the audit of the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013. In addition to retaining BDO to conduct an audit of the financial statements, the Company engages the firm from time to time to perform other services. The following table sets forth all fees incurred in connection with professional services rendered to us by BDO during each of the last two fiscal years.
	Fiscal Year Ended
	2014	20 13
Audit Fees	$199,010	$404,000
Audit-related Fees	0	0
Tax Fees	28,000	31,800
All Other Fees	0	0
Total Fees	$227,100	$435,800

Audit Fees.   This category consists of the annual audit of our financial statements, the interim reviews of the quarterly financial statements, and services performed in conjunction with our registration statements.
Audit-Related Fees.   None.
Tax Fees.   This category includes all fees associated with preparation of our tax returns for both state and federal jurisdictions and preparation research and development credit and carryover calculations as well as reimbursable expenses for the same.
All Other Fees.   None.
Pre-Approval Policies and Procedures
Our audit committee charter provides that the audit committee will approve the fees and other significant compensation to be paid to our independent auditors, and pre-approve all audit services and all non-audit services of independent auditors permitted under applicable law. The charter also provides that the audit committee may establish other pre-approval policies and procedures for the engagement of independent auditors to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the audit committee, provided that any pre-approval decision is reported to the audit committee at its next scheduled meeting. The audit committee has approved all audit and audit-related work covered by the audit fees, tax fees and all other fees.
The Board Of Directors Recommends A Vote In Favor Of Proposal 6.

Executive Officers of the Company
The following table sets forth information concerning our executive officers, including their ages as of August 31, 2015. Biographical information for our Chief Executive Officer and Director, Douglas Murphy-Chutorian, is included above with the director nominees.
Name	Age	Position(s)
Douglas Murphy-Chutorian	61	Chief Executive Officer and Director
Robert G. McRae	46	Chief Operating Officer
James M. Walker	67	Chief Financial Officer
Robert G. McRae — Mr. Robert G. McRae has served as our chief operating officer since November 2010. Mr. McRae is a seasoned executive experienced in the medical device industry, specifically in growing early stage companies. As chief operating officer, he has been responsible for all operational aspects of the company. From April 2010 until joining our company, Mr. McRae was the principal consultant of McRae Consulting. From March 2008 to April 2010, Mr. McRae was vice president, research and business development for Bacchus Vascular, Inc. He was part of the diligence, eventual acquisition, and subsequent integration of Bacchus Vascular into Covidien, Inc. From 2002 to 2007, Mr. McRae held several different positions with VNUS Medical, including heading manufacturing, research and development, and business development. Mr. McRae built the infrastructures and teams that supported VNUS’ growth from a start-up, through a successful initial public offering. Prior to VNUS, Mr. McRae worked at Stryker Endoscopy. Prior to his medical device experience, Mr. McRae held various positions in the U.S. Navy for a period of six years. Mr. McRae earned an M.B.A. from Santa Clara University and a B.S.M.E. from San Jose State University.
James M. Walker  — Mr. James M. Walker has served as our chief financial officer and principal accounting officer since June 18, 2014 pursuant to a consulting agreement with The Brenner Group. Mr. Walker is a seasoned Silicon Valley executive with over 25 years of executive management experience in various technology fields as chief financial officer, chief operating officer and chief executive officer, including as chief financial officer for three public companies. Mr. Walker is currently employed by The Brenner Group, Inc., a management services firm. Mr. Walker previously served as chief financial officer for Spigit, Inc., a social media software company from August 2012 to February 2014. From January 2012 and August 2012 Mr. Walker was employed by The Brenner Group. During his earlier association with The Brenner Group, Mr. Walker served as chief financial officer of Sierra Photonics, Inc. and Wikipad Inc. From December 2004 to December 2010, Mr. Walker also served as president and chief executive officer of Alara, Inc., a medical device company, and prior to that he held chief financial officer positions with AlphaSmart, Inc., provider of technology solutions for the education market; Rivio, Inc., a provider of web-based services to small businesses; and Diamond Multimedia Systems, Inc., a supplier of multimedia subsystems to the personal computer industry. Mr. Walker holds an M.B.A. from Santa Clara University and a B.S. in mathematics from San Jose State University.

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of the Company’s common stock as of August 31, 2015 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Company’s common stock and is based on 4,983,568 shares of common stock issued and outstanding as of August 31, 2015. Shares of the Company’s common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after August 31, 2015 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in the following table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Information with respect to beneficial ownership by 5% stockholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, as well as company records. Except as otherwise set forth in the footnotes to the following table, the address of each beneficial owner is c/o Semler Scientific, Inc., 2330 NW Everett St. Portland, OR 97210.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
William H.C. Chang(1)	965,306	19.4%
Eric Semler	568,221	11.4%
Glenhill Advisors, LLC(2)	341,459	6.8%
Green Park & Golf Ventures, LLC(3)	253,686	5.1%
Executive Officers and Directors:
Dr. & Mrs. Semler(4)	704,558	13.6%
Bruce J Barclay(5)	15,000	*
Aidan M. Collins(6)	15,100	*
Greg S. Garfield(7)	27,000	*
Dr. Arthur N. Leibowitz(8)	15,000	*
Dr. Douglas Murphy-Chutorian(9)	356,109	6.7%
Dr. Wayne T. Pan(10)	15,000	*
Robert G. McRae(11)	86,807	1.7%
Daniel E. Conger(12)	21,420	*
James M. Walker	0	*
All directors and executive officers as a group (11 persons)	1,255,994	22.2%

*
Less than one percent.

(1)
Mr. Chang holds his securities in a family trust, the Chang Family Trust, over which he his co-Trustee with his spouse, and with whom he shares voting and investment power over such securities.

(2)
Represents 341,459 shares of common stock held by Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Concentrated Long Masterfund, LLC. Glenn J. Krevlin, is the managing member and control person of Glenhill Advisors, LLC, and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC, which is the investment manager of Glenhill Concentrated Long Master Fund, LLC. Glenhill Advisors, LLC is the managing member of Glenhill

Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Concentrated Long Master Fund, LLC. The address of each of Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Concentrated Long Masterfund, LLC is Fifth Avenue, 11th Floor, New York, NY 10020.
(3)
Represents (i) 214,736 shares held directly by GPG SSF Investments LLC, or GPG SSF and (ii) 38,950 shares held directly by Green Park & Golf Ventures, LLC, or Green Park & Golf. Green Park & Golf is the managing partner of GPG SSF and consequently may be deemed to have voting control and investment discretion over securities owned by GPG SSF. Clay M. Heighten, M.D. and Carl D. Soderstrom are each a managing director of Green Park & Golf. As a result, Dr. Heighten and Mr. Soderstrom may each be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Green Park & Golf and/or GPG SSF. Each of Green Park & Golf, Dr. Heighten and Mr. Soderstrom disclaims beneficial ownership of the securities directly owned by GPG SSF, except to the extent of its or his pecuniary interests therein. Each of Dr. Heighten and Mr. Soderstrom disclaims beneficial ownership of the securities directly owned by Green Park & Golf, except to the extent of his pecuniary interests therein. The principal business address of each Reporting Person is c/o Green Park & Golf Ventures, LLC, 5910 N. Central Expressway, Suite 200, Dallas, Texas, 75206.

(4)
Represents (i) 524,558 issued shares of our common stock, (ii) options to purchase 165,000 shares of our common stock held by Dr. Semler and (iii) options to purchase 15,000 shares of our common stock held by Mrs. Semler. Of the shares over which Dr. and Mrs. Semler share investment and voting control, 503,973 shares are held in the Herbert J. Semler Trust, over which Dr. Semler is Trustee, and 20,585 shares are held in The Semler Trust, a family trust over which Dr. and Mrs. Semler are co-Trustees. Does not include stock options to acquire an additional 27,500 shares of our common stock granted to Dr. Semler nor stock options to acquire an additional 15,000 shares of our common stock granted to Mrs. Semler, which grants are contingent upon the stockholder approval sought in Proposal 3.

(5)
Represents options to acquire 15,000 shares of our common stock. Does not include stock options to acquire an additional 22,750 shares of our common stock, which are contingent upon the stockholder approval sought in Proposal 3.

(6)
Represents (i) 100 issued shares and (ii) options to acquire 15,000 shares of our common stock. Does not include stock options to acquire an additional 22,500 shares of our common stock, which are contingent upon the stockholder approval sought in Proposal 3.

(7)
Represents (i) options to acquire 15,000 shares of our common stock and (ii) warrants to purchase 12,000 shares of our common stock. Mr. Garfield holds his warrants in a family trust over which he is co-Trustee with his spouse, and with whom he shares voting and investment power over such securities. Does not include stock options to acquire an additional 20,000 shares of our common stock, which are contingent upon the stockholder approval sought in Proposal 3.

(8)
Represents options to acquire 15,000 shares of our common stock. Does not include stock options to acquire an additional 15,000 shares of our common stock, which are contingent upon the stockholder approval sought in Proposal 3.

(9)
Represents (i) 63,571 shares of our common stock (ii) options to purchase 56,324 shares of our common stock, and (iii) warrants to purchase an aggregate of 236,214 shares of our common stock. Options are held by Dr. Murphy-Chutorian. Other securities are held in a family trust over which Dr. Murphy-Chutorian is co-Trustee with his spouse, and with whom he shares voting and investment power over such securities. Does not include stock options to acquire an additional 180,000 shares of our common stock, which are contingent upon the stockholder approval sought in Proposal 3.

(10)
Represents options to acquire 15,000 shares of our common stock. Does not include stock options to acquire an additional 15,000 shares of our common stock, which are contingent upon the stockholder approval sought in Proposal 3.

(11)
Represents options to acquire 86,807 shares of our common stock.

(12)
Represents options to acquire 21,420 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Executive Compensation
Summary Compensation Table
The following table sets forth the information as to compensation paid to or earned by our (i) chief executive officer, (ii) our two most highly compensated executive officers other than our chief executive officer who were serving as executive officers as of December 31, 2014 and (iii) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2014. These individuals are referred to as our named executive officers. As none of our named executive officers received any stock awards, non- equity incentive plan compensation or nonqualified deferred compensation earnings during the years ended December 31, 2014 and 2013, we have omitted those columns from the table.
Summary Compensation Table for Fiscal 2014
Name and Principal Position	Fiscal Year	Salary ( $)	Bonus ($)	Award(s) ($)(1)	Compensation ($)(2)(3)	Total ($)
Douglas Murphy-Chutorian, M.D., director and chief executive officer	2014	$192,000	$0	$117,069	$155,006	$464,075
	2013	32,000	0	0	286,305	318,305
Robert G. McRae, chief operating officer	2014	218,295	68,217	34,432	21,471	342,415
	2013	218,295	54,300	0	20,916	293,511
James M. Walker, chief financial officer(4)	2014	85,625	0	0	0	85,625
	2013	0	0	0	0	0
Daniel E. Conger, vice president, finance(5)	2014	121,272	37,898	6,886	14,832	180,888
	2013	121,275	30,300	0	12,283	163,858

(1)
Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For more information regarding assumptions used for computation of fair value, see Note 9 to our audited financial statements.

(2)
For Dr. Murphy-Chutorian, represents aggregate of sales commissions ($155,006) in 2014. Represents aggregate of monthly stipend ($160,000) in 2013 and sales commissions ($126,305) in 2013.

(3)
For Mr. McRae and Mr. Conger, represents payment of health insurance premiums pursuant to the terms of employment agreements.

(4)
For Mr. Walker, represents payments made to The Brenner Group pursuant to our consulting agreement. Includes payments made during 2014 prior to Mr. Walker’s appointment as chief financial officer.

(5)
Effective June 18, 2014, Mr. Conger is no longer our principal accounting officer.

Named Executive Officer Compensation Arrangements
We enter into individually negotiated compensation arrangements with each of our named executive officers. Our named executive officers may receive salary, bonus and other benefits, such as the payment of health insurance premiums or other individually negotiated health benefits pursuant to the terms of their negotiated compensation package. We may also grant our named executive officers awards under our equity incentive plans.
Douglas Murphy-Chutorian, M.D.
At the time he joined our company as a director, and subsequently as our chief executive officer, Dr. Murphy-Chutorian did not have a formal employment agreement with our company. We engaged Dr. Murphy-Chutorian as an independent contractor. Pursuant to the terms of his sales representative agreement entered into in October 2010, Dr. Murphy-Chutorian received sales commissions of  $15 per month per successfully-installed product that had an active and effective service agreement in place. After the renewal of the sales representative agreement in January 2012, Dr. Murphy-Chutorian received a monthly stipend of  $16,000, in addition to receiving sales commissions of  $15 per month per successfully installed product that had an active and effective service agreement in place. In September 2012, Dr. Murphy-Chutorian became a director and effective October 31, 2012, he became our chief executive officer. On November 11, 2013, we entered into an at-will employment agreement with Dr. Murphy-Chutorian. Under the terms of this agreement, Dr. Murphy-Chutorian can be terminated at any time and his job titles, salaries and benefits may be modified from time to time as we deem necessary. In 2014, Dr. Murphy-Chutorian’s compensation arrangement provided for the payment of  $16,000 per month, for his services as chief executive officer and a commission of  $15 per month for each successfully-installed product that has an active and effective service agreement in place. Dr. Murphy-Chutorian was also eligible for awards under our equity incentive plans. Accordingly, in 2014, Dr. Murphy-Chutorian was granted a stock option to acquire 85,000 shares of our common stock at $2.10 per share, which expires 10 years from the grant date and is subject to monthly vesting over four years (1/48 per month) such that it will be vested in full on the four-year anniversary of its grant date. In October 2014, our board of directors, upon the recommendation of its compensation committee, approved the following compensation arrangement for Dr. Murphy-Chutorian effective January 1, 2015: base salary of  $350,000, target incentive equal to 50% of base salary, and a grant of 75,000 stock options under our 2014 stock option plan. The payment of any target incentive will be at the discretion of the compensation committee and will be based on achievement of performance goals by Dr. Murphy-Chutorian. Dr. Murphy-Chutorian will no longer receive commissions based upon installed products. In July 2015, Dr. Murphy-Chutorian agreed that bonus to be paid to him in 2016 of up to $132,974.50 will not be paid until August 2016.
Robert G. McRae
On November 1, 2010, we entered into an at-will employment agreement with Mr. McRae, our chief operating officer. Under the terms of the agreement, Mr. McRae can be terminated at any time and his job titles, salaries and benefits may be modified from time to time as we deem necessary. In 2014, Mr. McRae’s compensation arrangement provided for the payment of  $18,191 per month as salary, an annual bonus of $68,217 and $1,789 per month of health benefits (consisting of insurance premiums paid on his behalf). Mr. McRae was also eligible for awards under our equity incentive plans. Accordingly, in 2014, Mr. McRae was granted a stock option to acquire 25,000 shares of our common stock at $2.10 per share, which expires 10 years from the grant date and is subject to monthly vesting over four years (1/48 per month) such that it will be vested in full on the four-year anniversary of its grant date. In April 2015, the Company and Mr. McRae agreed to amend the terms of his employment arrangement to reflect a reduced schedule of 32 hours per week, with a corresponding decrease in salary.
James M. Walker
Mr. Walker provides services as our chief financial officer pursuant to a consulting agreement with The Brenner Group, which was amended and restated effective as of June 18, 2014 to reflect Mr. Walker’s appointment as our chief financial officer. Under this consulting agreement, we agreed to pay The Brenner Group for Mr. Walker’s services a monthly fee of  $10,000 and reimburse Mr. Walker for all travel and out of pocket expenses incurred in connection therewith. The consulting agreement has a minimum term until March 31, 2015 and may be terminated by either party upon 30 days written notice. On July 21, 2015, the Company Mr. Walker agreed to amend the terms of the Company’s agreement with The Brenner Group, effective August 1, 2015, to reduce his time commitment to 20 hours per month from the current 40 hours, and The Brenner Group reduced the flat monthly billing from $10,000 per month to $5,000 per month.
Daniel E. Conger
On October 18, 2010, we entered into an at-will employment agreement with Mr. Conger, our vice president of finance. Under the terms of the agreement, Mr. Conger can be terminated at any time and his job titles, salaries and benefits may be modified from time to time as we deem necessary. In 2014, Mr. Conger’s compensation arrangement provided for the payment of  $10,106 per month as salary, an annual bonus of  $37,898 and $1,236 per month of health benefits (consisting of insurance premiums paid on his behalf). Mr. Conger was also eligible for awards under our equity incentive plans. Accordingly, in 2014, Mr. Conger was granted a stock option to acquire 5,000 shares of our common stock at $2.10 per share, which expires 10 years from the grant date and is subject to monthly vesting over four years (1/48 per month) such that it will be vested in full on the four-year anniversary of its grant date.

Outstanding Equity Awards at Fiscal year end
The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2014. We have omitted certain columns from the table as we do not have any outstanding stock awards.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Douglas Murphy-Chutorian(1)	20,000	0	$0.52	11/21/2022
Douglas Murphy-Chutorian(2)	3,084	81,916	$2.10	11/08/2024
Robert G. McRae(1)	20,000	40	$0.52	11/1/2020
Robert G. McRae(1)	20,000	0	$0.52	6/10/2021
Robert G. McRae(1)	20,000	0	$0.52	1/5/2022
Robert G. McRae(1)	20,000	0	$0.52	11/21/2022
Robert G. McRae(2)	907	24,093	$2.10	11/08/2024
James M. Walker	0	0	N/A	N/A
Daniel E. Conger(1)	6,500	0	$0.52	11/1/2020
Daniel E. Conger(1)	6,500	0	$0.52	6/10/2021
Daniel E. Conger(1)	6,500	0	$0.52	1/5/2022
Daniel E. Conger(1)	10,000	0	$0.52	11/21/2022
Daniel E. Conger(2)	181	4,819	$2.10	11/08/2024

(1)
The option is fully vested.

(2)
The option is subject to monthly vesting over four years (1/48 per month) such that it will be vested in full on the four-year anniversary of its grant date, which was November 8, 2014.

Director Compensation
The following table shows the compensation earned in the year ended December 31, 2014 by our non-employee directors. Our non-employee directors received only fees and option awards in 2014, so we have omitted certain columns from the table.
Director Compensation for Fiscal 2014
Name(1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	Total ($)
Herbert J. Semler, M.D.	$13,145	$25,414	$38,559
Bruce J. Barclay	31,028	25,414	56,442
Aidan M. Collins	21,774	25,414	47,188
Greg S. Garfield	34,405	25,414	59,819
Arthur “Abbie” Leibowitz, M.D., F.A.A.P.	15,667	25,414	41,081
Wayne T. Pan, M.D., Ph.D	25,590	25,414	51,004
Shirley L. Semler	13,145	25,414	38,559

(1)
The compensation information for Dr. Murphy-Chutorian, our chief executive officer and a director, is set forth in “— Summary Compensation Table.”

(2)
Messrs. William H.C. Chang, Dinesh Gupta and Elliot A. Sainer served on our board of directors during 2014 but resigned from our board of directors prior to the adoption of our non-employee director compensation plan and did not receive compensation pursuant to such plan nor any other compensation in 2014.

(3)
Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For more information regarding assumptions used for computation of fair value, see Note 9 to our audited financial statements.

Prior to the adoption of our non-employee director compensation program in July 2014, we did not have a formal compensation plan for our directors. We did not pay our directors attendance fees, or grant them equity or other compensation for service on our board. In July 2014, our board of directors approved the following non-employee director compensation.
All non-employee directors are entitled to receive an annual $30,000 retainer for service as a board member and an annual retainer for each committee on which they serve as a member:
•
$15,000 per year for service as chairman of the audit committee or $7,500 per year for service as a member of the audit committee;

•
$10,000 per year for service as chairman of the compensation committee or $5,000 per year for service as a member of the compensation committee;

•
$5,000 per year for service as chairman of the nominating committee or $2,000 per year for service as a member of the nominating committee;

In 2014, all cash payments to non-employee directors were paid quarterly in arrears and amounts were pro-rated for directors who join the board or a board committee mid-year.
All non-employee directors were also entitled to receive the following equity compensation for their services:
•
initial grant of options to acquire 10,000 shares of common stock, which options will be fully vested on the grant date; and

•
annual grant of options to acquire 5,000 shares of common stock, which options will be fully vested on the grant date.

Annual grant amounts will be pro-rated for directors who join the board mid-year.
In July 2015, the Compensation Committee approved a modification to the non-employee director compensation program effective August 1, 2015, providing for the cash fees to be paid annually, rather than quarterly. In light of such modification, the payment of cash compensation for the next year to non-employee directors pursuant to the Company’s non-employee director compensation program will be in August 2016.

Transactions With Related Persons
Related-Person Transactions Policy and Procedures
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
Certain Related-Person Transactions
The following includes a summary of transactions since January 1, 2013 to which we have been a party in which the amount involved exceeded or will exceed the lesser of  (x) $120,000 or (y) 1% of our average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation and “Director Compensation.” Certain other transactions with our directors, executive officers and stockholders are also described below.
Financings
During the quarter ended September 30, 2013, we issued an aggregate of 532,110 shares of our Series A Preferred Stock and warrants to acquire an aggregate of 298,241 shares of our Series A Preferred Stock for an aggregate gross purchase price of  $2,409,404. The participants in the foregoing equity financing included certain of our current and former directors, officers and holders of more than 5% of our capital stock or entities affiliated with them.
During the quarter ended September 30, 2013, we issued an aggregate of 111,112 shares of our Series A Preferred Stock to an accredited investor for which a former director of our company and one of our principal stockholders, Mr. William H.C. Chang, is one of the co-trustees, for an aggregate purchase price of  $500,004 in cash.
During the quarter ended September 30, 2013, we issued to an accredited investor for which a former director of our company and one of our principal stockholders, Mr. William H.C. Chang, is one of the co-trustees, a warrant to purchase an aggregate of 38,889 shares of our Series A Preferred Stock, at an exercise price of  $4.50 per share, which warrants expire 3 years from the issuance date, for an aggregate purchase price of  $4 in cash.
During the quarter ended September 30, 2013, we issued an aggregate of 116,667 shares of our Series A Preferred Stock to two accredited investors for which Mr. Dinesh Gupta, a former director, is a general partner or a trustee respectively, for an aggregate purchase price of  $525,001 in cash.
During the quarter ended September 30, 2013, we issued to two accredited investors for which Mr. Dinesh Gupta, a former director, is a general partner or a trustee respectively, two warrants to purchase an aggregate of 40,833 shares of our Series A Preferred Stock, at an exercise price of  $4.50 per share, which warrants expire 3 years from the issuance date, for an aggregate purchase price of  $3,695 in cash.
During the quarter ended September 30, 2013, we issued to Douglas Murphy-Chutorian, M.D., our chief executive officer and a director of our company, a warrant to purchase an aggregate of 60,000 shares of our Series A Preferred Stock, at an exercise price of  $4.50 per share, which warrants expire 3 years from the issuance date, for an aggregate purchase price of  $6,000 in cash.

During the quarter ended September 30, 2013, we issued an aggregate of 23,000 shares of our Series A Preferred Stock to Mr. Elliot Sainer, a former director, for an aggregate purchase price of  $103,500 in cash.
During the quarter ended September 30, 2013, we issued to Mr. Elliot A. Sainer, a former director, a warrant to purchase an aggregate of 8,050 shares of our Series A Preferred Stock, at an exercise price of $4.50 per share, which warrant expires 3 years from the issuance date, for an aggregate purchase price of  $1 in cash.
During the quarter ended September 30, 2013, we issued to Mr. Greg S. Garfield, who later was appointed a director, a warrant to purchase an aggregate of 12,000 shares of our Series A Preferred Stock, at an exercise price of  $4.50 per share, which warrants expire 3 years from the issuance date, for an aggregate purchase price of  $1,200 in cash.
On February 24, 2015, a family trust of which William H.C. Chang, a former director and one of our principal stockholders, is a co-Trustee acquired an aggregate of 55,000 shares of our common stock in a private placement pursuant to a stock purchase agreement with us dated February 24, 2015, at a price per share of  $4.52, the consolidated closing bid price on the date of the agreement. Such shares were acquired using personal funds (approximately $248,600).
On March 2, 2015, a family trust of which William H.C. Chang, a former director and one of our principal stockholders, is a co-Trustee acquired an aggregate of 62,500 shares of our common stock in a private placement pursuant to a stock purchase agreement with us dated March 2, 2015, at a price per share of  $4.10. Such shares were acquired using personal funds (approximately $250,000).
Transactions Related to Our Initial Public Offering
In connection with the closing of our initial public offering on February 27, 2014, Dr. Murphy-Chutorian, our chief executive officer and a director, and William H.C. Chang, a former director and one of our principal stockholders, purchased 53,571 shares and 89,285 shares of our common stock, respectively, at the initial public offering price for aggregate purchase prices of  $374,997 and $624,995, respectively. In addition, Eric Semler, one of our principal stockholders, or entities affiliated with Mr. Semler, purchased 142,857 shares of our common stock in the offering at the initial public offering price for an aggregate purchase price of approximately $1 million.
Consulting Fees for Services Provided
Prior to becoming a director and then chief executive officer of our company, Dr. Murphy-Chutorian performed consulting services for us. These consulting services included managing finance, sales, marketing, operational and strategic planning for our company, as well as assistance and strategic guidance in securing financing. Between November 3, 2010 and September 17, 2012, and prior to his appointment to our board of directors (and later as our chief executive officer), Dr. Murphy-Chutorian invoiced us an aggregate amount of  $722,026 in consulting fees in connection with these consulting services provided to our company ($75,000, $165,000, $482,026 recorded in 2010, 2011, and 2012, respectively), payment of which was deferred by Dr. Murphy-Chutorian. We paid Dr. Murphy-Chutorian $150,000 of his receivable following the closing of our initial public offering, and began making installment payments of  $30,000 per month beginning August 2014. On July 21, 2015, the Company and Dr. Murphy-Chutorian agreed to suspend the $30,000 monthly installment payments on his accrued consulting fees until August 2016, at which time such accrued consulting fees will be paid in full in one lump sum.
Registration Rights
We are party to an investor rights agreement with those holders who held our common stock prior to our initial public offering, and those who held our convertible preferred stock prior to our initial public offering (all of which converted into common stock in our initial public offering). Accordingly, our directors and principal stockholders who held our securities prior to our initial public offering are parties to this agreement. This agreement provides for certain rights relating to the registration of their shares of common stock that was issued upon conversion of their convertible preferred stock. The registration rights will terminate five years following the completion of or our initial public offering, or for any particular holder with registration rights, at such time when all securities held by that stockholder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act during any 90-day period.
Indemnity Agreements
The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or the Company. Direct your written request to Semler Scientific, Inc., Corporate Secretary, 2330 NW Everett Street, Portland, Oregon 97210 or contact Douglas Murphy-Chutorian at 1-877-774-4211. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Douglas Murphy-Chutorian
Douglas Murphy-Chutorian
Corporate Secretary
[September   , 2015]

Appendix A
2015 EMPLOYEE BONUS PLAN
OF
SEMLER SCIENTIFIC, INC.
Semler Scientific, Inc. hereby establishes the Employee Bonus Plan of Semler Scientific, Inc. to provide for incentive compensation to designated employees. The Corporation’s objectives in maintaining the Plan are to (i) attract, retain and motivate the employees required to manage the Corporation; and (ii) promote the achievement of rigorous but realistic financial goals and encourage intensive fact-based business planning.
SECTION 1.   DEFINITIONS
As used in the Plan, the following terms have the following meanings:
1.01“Award” shall mean the compensation granted to a Participant by the Committee for a Performance Period pursuant to the Plan.
1.02“Board” shall mean the Board of Directors of the Corporation.
1.03“Cause” shall have the same meaning as set forth in any Employment Contract of the Participant; in the absence of any such Employment Contract, or in the event there is no definition of “Cause” in such Employment Contract, or conflicting definitions, then “Cause” shall mean: (a) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any of the Corporation’s documents or records; (b) the Participant’s material failure to abide by the Corporation’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (c) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Corporation (including, without limitation, the Participant’s improper use or disclosure of the Corporation’s confidential or proprietary information); (d) any intentional act by the Participant which as a material detrimental effect on the Corporation’s reputation or business; (e) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Corporation of, and a reasonable opportunity to cure, such failure or inability; (f) any material breach by the Participant of any employment or service agreement between the Participant and the Corporation, which breach is not cured pursuant to the terms of such agreement; or (g) the Participant’s conviction (including any plea of guilty or nole contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Corporation.
1.04“Code” shall mean the Internal Revenue Code of 1986, as amended.
1.05“Committee” shall mean the Compensation Committee of the Board, or a subcommittee to which the Compensation Committee of the Board delegates its duties.
1.06“Corporation” shall mean Semler Scientific, Inc., a Delaware corporation.
1.07“Covered Employee” shall mean a Participant who is either a “Covered Employee” within the meaning of Section 162(m) of the Code or a Participant who the Committee has identified as a potential Covered Employee within the meaning of Section 162(m) of the Code.
1.08“Disability” shall have the same meaning as set forth in any Employment Contract of the Participant; in the absence of any such Employment Contract, or in the event there is no definition of “Disability” in such Employment Contract, or conflicting definitions, then “Disability” shall mean that (a) the Participant, because of accident, disability, or physical or mental illness, is incapable of performing the Participant’s duties to the Corporation for (1) a continuous period of ninety (90) days and remains so incapable at the end of such ninety (90) day period; or (2) periods amounting in the aggregate to ninety (90) days within any one period of one hundred twenty (120) days and remains so incapable at the end of such aggregate period of one hundred twenty (120) days; (b) the Participant qualifies to receive long-term disability payments under the long-term disability insurance program, as it may be amended from time to time, covering employees of the Corporation; or (c) the Participant is determined to be totally disabled by the Social Security Administration.

1.09“Employment Contract” means a written employment, severance or similar agreement between a participant and the Corporation.
1.10“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provision and rules thereto.
1.11“Negative Discretion” shall mean the discretion granted to the Committee to reduce or eliminate an Award to a Covered Employee.
1.12“Participant” shall mean the employees of the Corporation who have been selected to participate in this Plan by the Committee pursuant to Section 3.
1.13“Performance Criteria” shall mean the stated business criterion or criteria upon which the Performance Goals for a Performance Period are based as required pursuant to Treasury Regulation 1.162-27(e)(4)(iii). The Performance Criteria that will be used to establish such Performance Goal(s) will be based upon or derived from one or more of the following as designated by the Committee on a Corporation specific basis, business unit basis or in comparison with peer group performance: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (b) net income; (c) operating income; (d) earnings per share; (e) return on stockholders’ equity (also referred to as return on investments); (f) attainment of strategic and operational initiatives; (g) customer income; (h) economic value-added models; (i) maintenance or improvement of profit margins; (j) stock price, including, without limitation, as compared to one or more stock indices; (k) market share; (l) revenues, sales or net sales; (m) return on assets; (n) expense management; (o) improvements in capital structure; (p) costs; and (q) cash flow. In addition, to the degree consistent with the Code, the performance criteria may be calculated without regard to extraordinary, unusual and/or non-recurring items.
1.14“Performance Goals” shall mean the one or more goals for the Performance Period established by the Committee, in writing within the first ninety (90) days of the Performance Period (or, if longer within the maximum period allowed pursuant to Section 162(m) of the Code) based upon the Performance Criteria.
1.15“Performance Period” shall mean the Corporation’s fiscal year.
1.16“Plan” shall mean the Employee Bonus Plan of Semler Scientific, Inc.
1.17“Retirement” shall mean the Participant’s termination of employment with the Corporation, other than for Cause, at any time after the Participant’s attainment of age 65.
1.18“Section 409A” shall mean Section 409A of the Code.
1.19“Target Awards” shall mean the award established for a Performance Period by the Committee expressed as a percentage of base salary as in effect on the first day of the Performance Period. Target Awards shall serve only as a guideline in making Awards. No Award payable to an individual under this Plan for a given Performance Period year shall exceed $2,000,000.
SECTION 2.   ADMINISTRATION
2.01In General.   The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; it is expected that such subcommittee shall consist solely of at least two (2) individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto); provided, however, that the failure of the subcommittee to be so constituted shall not impair the validity of any Award made by such subcommittee. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Participants and to determine the Target Award and the amount of, or method of determining, the Awards to be made to Participants. The Committee is authorized to interpret the Plan, to establish, amend or rescind any rules and regulations relating to the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority, consistent with the provisions of the Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions at any time.
2.02Adjustment to Performance Goals.   The Committee is specifically authorized at any time during the first ninety (90) days of the Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or in response to, or in anticipation of changes in applicable law, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Corporation, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, to the extent the exercise of such authority after the first ninety (90) days of the Performance Period would cause the Awards granted to Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall be only exercised with regard to those Participants who are not Covered Employees.
2.03Section 162(m) of the Code.   For all Covered Employees, the Plan shall for all purposes be interpreted and construed in accordance with Section 162(m) of the Code.
SECTION 3.   PARTICIPATION AND ELIGIBILITY
The Committee shall, in its sole discretion, designate the employees who will be Participants for such Performance Period. However, the fact that an employee is a Participant for a Performance Period shall not in any manner entitle such Participant to receive an Award for the Performance Period.
SECTION 4.   AWARD DETERMINATION
4.01Certification.   As soon as practicable following the availability of performance results for the completed Performance Period, the Committee shall determine the Corporation’s performance in relation to the Performance Goals for that period and certify in writing whether the Performance Goals were satisfied.
4.02Attainment of Performance Goal.   If the Committee certifies that the Performance Goals for a Performance Period were satisfied, the Awards shall be paid out pursuant to Section 5. If the Committee certifies that the Performance Goals for a Covered Employee for a Performance Period have not been satisfied then the Covered Employee shall not receive an Award for the Performance Period.
4.03Committee Determinations.   The Committee shall, in its sole and absolute discretion, determine for each Participant the amount of the Award for the Performance Period. The Committee shall have no discretion to increase the amount of any Award to a Covered Employee, but may through its Negative Discretion reduce the amount of or totally eliminate an Award to a Covered Employee if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate.
SECTION 5.   TIME AND FORM OF PAYMENT
Awards will be distributed in a lump sum cash payment as soon as practicable following the Committee’s determination described in Section 4; provided, however, all Awards shall be paid no later than March 15 of the calendar year following the Performance Period in which the Award was earned.
SECTION 6.   TERMINATION OF EMPLOYMENT
6.01Termination of Employment Other Than from Death, Disability or Retirement.   A Participant who terminates employment during the Performance Period for reasons other than death, Disability or Retirement shall not be eligible to receive an Award for the Performance Period which includes the Participant’s date of termination of employment.

6.02Termination Due to Death, Disability or Retirement.   A Participant who terminates employment during a Performance Period due to death, Disability or Retirement shall be eligible to receive an Award equal to the Award which would have been earned by such Participant, pro-rated for that portion of the Performance Period during which the Participant was employed.
6.03Termination of Employment Prior to Payment.   The Committee shall determine rules regarding the treatment of a Participant who terminates employment after the Performance Period but prior to the payment of the Award.
SECTION 7.   UNFUNDED STATUS
Any amount due and payable pursuant to the terms of the Plan shall be paid out of the general assets of the Corporation. A Participant (and his or her beneficiary) shall not have an interest in any specific asset of the Corporation or any specific asset held hereunder as a result of this Agreement. The Corporation shall have no obligation to set aside any funds for the purpose of making any benefit payments under this Agreement. Nothing contained herein shall give a Participant (and his or her beneficiary) any rights that are greater than those of an unsecured creditor of the Corporation with respect to any unpaid benefits under this Plan. No action taken pursuant to the terms of this Agreement shall be construed to create a funded arrangement, a plan asset, or fiduciary relationship among the Corporation, its designee, and the Participant (or his or her beneficiary).
SECTION 8.   FAILURE TO ENFORCE NOT A WAIVER
The failure of the Corporation to enforce at any time any provision of this Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.
SECTION 9.   NO LIMITATION ON RIGHTS OF THE CORPORATION
The grant of an Award shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 10.   SECTION 409A
The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted hereunder shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B). Should any provision of the Plan or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A.
SECTION 11.   AMENDMENT AND TERMINATION OF THE PLAN
The Committee may amend, modify or terminate this Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect payment of an Award for a completed Performance Period.
SECTION 12.   NO RIGHT TO CONTINUED EMPLOYMENT
Participation in the Plan shall impose no obligation on the Corporation, its subsidiaries, or any affiliate to continue the employment of the Participant and shall not lessen or affect the Corporation’s, subsidiary’s, or any affiliate’s right to terminate the employment of such Participant.
SECTION 13.   ASSIGNMENT
The rights to an Award may not be assigned, alienated, attached, sold or transferred, pledged or otherwise disposed or encumbered by the Participant, otherwise than by will or by the laws of descent and distribution. Any attempt to assign, transfer, pledge or otherwise dispose of an Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon any Award shall be null, void and without effect.
SECTION 14.   SUCCESSORS
Except as herein provided, this Plan shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger or acquisition), or assigns.
SECTION 15.   GOVERNING LAW
This Plan shall be governed by and construed according to the laws of the State of Delaware without regard to conflicts of laws principles.
SECTION 16.   EFFECTIVE DATE
This Plan is effective as of April 30, 2015, which is the date the Plan was approved by the Board. The Plan was approved by the Corporation’s stockholders on ___________ __, ____.

Appendix B
SEMLER SCIENTIFIC, INC.
2014 STOCK INCENTIVE PLAN
(As Amended by the Stockholders          , 2015)
1.   Establishment, Purpose and Term of Plan.
1.1   Establishment.   The Plan is hereby established effective as of July 24, 2014.
1.2   Purpose.   The purpose of the Plan is to (i) advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group; and (ii) permit the payment of compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such Section), and the Plan shall be so construed.
1.3   Term of Plan.   The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.
2.   Definitions and Construction.
2.1   Definitions.   Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)   “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(b)   “Award” means an Option, Stock Appreciation Right, Stock Bonus, Restricted Stock, or Restricted Stock Units granted under the Plan.
(c)   “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.
(d)   “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).
(e)   “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(f)   “Change of Control” means the occurrence of any of the following events:
(i)   A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company. For purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change of Control; or
(ii)   A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or for purposes of this subsection (ii), once any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an additional Change of Control; or
(iii)   A change in the ownership of a “substantial portion of the Company’s assets,” as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (iii), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A of the Code.
Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if its primary purpose is to (1) change the state of the Company’s incorporation; or (2) create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.
(g)   “Code” means the Internal Revenue Code of 1986, as amended.
(h)   “Committee” means the committee appointed by the Board (pursuant to Section 3 of the Plan) to administer the Plan.
(i)   “Company” means Semler Scientific, Inc., a Delaware corporation, or any successor corporation thereto.
(j)   “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

(k)   “Director” means a member of the Board.
(l)   “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the case of Awards other than Incentive Stock Options, the Committee, in its discretion, may determine that a different definition of Disability shall apply in accordance with standards adopted by the Committee from time to time.
(m)   “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(n)   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.
(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)   “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)   If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
(ii)   If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.
(q)   “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such later date as is determined by the Committee at the time it approves the grant. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.
(r)   “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(s)   “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(t)   “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(u)   “Nonemployee Director” means a Director who is not an Employee of the Company or any Affiliate.

(v)   “Non-statutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
(w)   “Officer” means any person designated by the Board as an officer of the Company.
(x)   “Option” means an Incentive Stock Option or a Non-statutory Stock Option granted pursuant to the Plan.
(y)   “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(z)   “Participant” means any eligible person who has been granted one or more Awards.
(aa)   “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.
(bb)   “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.
(cc)   “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its discretion to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash flow; (b) earnings per share; (c) gross revenue; (d) market share; (e) return on capital; (f) total stockholder return; (g) share price performance; (h) return on assets or net assets; (i) income or net income; (j) operating income or net operating income; (k) operating profit or net operating profit; (l) operating margin or profit margin; (m) return on operating revenue; (n) return on invested capital; (o) product release schedules; (p) new product innovation; (q) product cost reduction through advanced technology; (r) brand recognition/acceptance; (s) product shipment targets; or (t) customer satisfaction.
(dd)   “Performance Period” means the time period during which the Performance Goals or continued status as an Employee, Director, or Consultant must be met as determined by the Committee at is sole discretion.
(ee)   “Plan” means the Semler Scientific, Inc. 2014 Stock Incentive Plan, as amended.
(ff)   “Restricted Stock Award” means an Award of a Restricted Stock granted pursuant to Section 8 of the Plan.
(gg)   “Restricted Stock Unit Award” means an Award of a right to receive Stock on a future date granted pursuant to Section 9 of the Plan.
(hh)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.
(ii)   “Section 16 Person” means an individual, who, with respect to the shares of Stock, is subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(jj)   “Securities Act” means the Securities Act of 1933, as amended.
(kk)   “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(ll)   “Stock” means a share of common stock of the Company, as adjusted from time to time in accordance with Section 4.3 of the Plan.
(mm)   “Stock Appreciation Right or SAR” means an Award of a right to receive Stock or the cash-value of stock granted pursuant to Section 6 of the Plan.
(nn)   “Stock Bonus” means and Award granted pursuant to Section 7 of the Plan.
(oo)   “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(pp)   “Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.
(qq)   “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.
2.2   Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.   Administration.
3.1   The Committee.   The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m) of the Code and (b) “non-employee directors” under Rule 16b-3.
3.2   Authority of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees Consultants and Directors shall be granted Awards; (b) prescribe the terms and conditions of the Awards; (c) interpret the Plan and the Awards; (d) adopt such procedures and subplans as are necessary or for the purpose of satisfying Applicable Laws; (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith; and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee may not implement a program pursuant to which outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award without the approval of the holders of a majority of the shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.
3.3   Delegation by the Committee.   The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to any individual who is subject to Section 16 Persons. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify. To the extent of any delegation by the Committee, references to the Committee in this Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

3.4   Decisions Binding.   All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
4.   Shares Subject to Plan.
4.1   Number of Shares.   Subject to adjustment as provided in Section 4.3 of the Plan, and the provisions in this Section 4.1 regarding the annual increase, the aggregate number of shares of Stock that may be issued pursuant to Awards may not exceed 2,138,640 shares of Stock (the “Share Reserve”). In addition, the Share Reserve shall automatically increase on January 1st of each year, for a period of not more than ten (10) years, beginning on January 1st of the year following the year in which the Plan became effective and ending on (and including) January 1, 2024, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Stock than would otherwise occur pursuant to this Section 4.1.
4.2   Lapsed Awards.   If an Award expires without having been exercised in full, or, with respect to Restricted Stock and Restricted Stock Units is forfeited to the Company, the shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the Plan.
4.3   Adjustments in Awards and Authorized Shares.   In the event that any dividend (other than regular, ongoing dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of stock. Notwithstanding the preceding, the number of shares subject to any Award always shall be a whole number.
5.   Eligibility.
5.1   Persons Eligible for Awards.   Awards may be granted only to Employees, Consultants and Directors.
5.2   Participation in the Plan.   Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
6.   Stock Options and Stock Appreciation Rights.
Options and SARs shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1   Option and SAR Limitations.   No Participant shall be granted Options or SARs covering more than a total of 250,000 shares of Stock during any one Company fiscal year. Notwithstanding the foregoing, during the Company fiscal year in which a Participant first becomes an Employee, he or she may be granted Options or SARs to purchase up to a total of an additional 100,000 shares of Stock.

6.2   Exercise Price.   The exercise price for each Option or SAR shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option or SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option or SAR and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Incentive Stock Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-statutory Stock Option) or SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such Option or SAR is granted pursuant to an assumption or substitution for another option or SAR in a manner qualifying under the provisions of Section 424(a) of the Code.
6.3   Exercisability and Term of Options and SARs.   Options and SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Performance Goals and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option or SAR; provided, however, that (a) no Option or SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option or SAR and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Incentive Stock Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option or SAR, any Option or SAR granted hereunder shall terminate ten (10) years after the effective date of grant of the Option or SAR, unless earlier terminated in accordance with its provisions.
6.4   Exercise of SAR.   Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Stock on the date of exercise over the exercise price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
6.5   Payment of Exercise Price.
(a)   Forms of Consideration Authorized.   Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option or SAR shall be made: (i) in cash, by check or in cash equivalent; (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”) or SAR; (iv) by delivery of a properly executed notice electing a Net-Exercise; (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (vi) by any combination thereof. The Board may at any time or from time to time grant Options and SARs which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)   Limitations on Forms of Consideration — Tender of Stock.   Notwithstanding the foregoing, an Option or SAR may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. Unless otherwise provided by the Board, an Option or SAR may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and were not used for another Option or SAR exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

6.6   Certain Additional Provisions for Incentive Stock Options.
(a)   Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.   Subject to Section 4 above and adjustment as provided in Subsection 4.3 of the Plan, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 300,000 shares (the “ISO Share Limit”). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4 above, subject to adjustment as provided in Subsection 4.3 of the Plan.
(b)   Exercisability.   The aggregate Fair Market Value (determined on the Grant Date(s)) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).
(c)   Termination of Service.   No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).
(d)   Expiration.   No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
6.7   Effect of Termination of Service.
(a)   Option and SAR Exercisability.   Subject to earlier termination of the Option or SAR as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option or SAR shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:
(i)   Disability.   If the Participant’s Service terminates because of the Disability of the Participant, the Option or SAR, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s or SAR’s term as set forth in the Award Agreement evidencing such Option or SAR.
(ii)   Death.   If the Participant’s Service terminates because of the death of the Participant, the Option or SAR, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option or SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option or SAR Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.
(iii)   Termination for Cause.   Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option or SAR shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv)   Other Termination of Service.   If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option or SAR, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option or SAR Expiration Date.
(b)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option or SAR within the applicable time periods set forth in Subsection 6.7(a) of the Plan is prevented by the provisions of Section 13 below, the Option or SAR shall remain exercisable until the later of  (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Subsection 6.7(a), but in any event no later than the Option or SAR Expiration Date.
6.8   Transferability of Options or SARs.   During the lifetime of the Participant, an Option or SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option or SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, a Non-statutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.
7.   Stock Bonus.
Stock Bonus Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Stock Bonus Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1   Stock Bonus Limitations.   No Participant shall be granted a Stock Bonus covering more than a total of 250,000 shares of Stock during any one Company fiscal year. Notwithstanding the foregoing, during the Company fiscal year in which a Participant first becomes an Employee, he or she may be granted a Stock Bonus to purchase up to a total of an additional 100,000 shares of Stock.
7.2   Vesting and Restrictions on Transfer.   Shares of Stock issued pursuant to any Stock Bonus Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. The Board, in its discretion, may provide in any Award Agreement evidencing a Stock Bonus Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Stock Bonus Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.
7.3   Form of Payment to Participant.   Payment may be made in the form of cash, whole shares of Stock, or a combination thereof, based on the Fair Market Value of the shares of Stock earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4   Effect of Termination of Services.   Each Award Agreement will specify the consequences of a Participant’s ceasing to be a Service Provider prior to the settlement of a Stock Bonus Award.
8.   Restricted Stock Awards.
Restricted Stock Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1   Restricted Stock Limitations.   No Participant shall be granted Restricted Stock covering more than a total of 250,000 shares of Stock during any one Company fiscal year. Notwithstanding the foregoing, during the Company fiscal year in which a Participant first becomes an Employee, he or she may be granted Restricted Stock to purchase up to a total of an additional 100,000 shares of Stock.
8.2   Types of Restricted Stock Awards Authorized.   Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more Performance Goals.
8.3   Purchase Price.   The purchase price for shares of Stock issuable under each Restricted Stock Award shall be established by the Board in its discretion. Except as may be required by applicable law or established by the Board, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Award.
8.4   Payment of Purchase Price.   Except as otherwise provided below, payment of the purchase price (if any) for the number of shares of Stock being purchased pursuant to any Restricted Stock Award shall be made: (a) in cash, by check or in cash equivalent; (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (c) by any combination thereof.
8.5   Vesting and Restrictions on Transfer.   Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Subsection 8.7 below. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6   Voting Rights; Dividends and Distributions.   Except as provided in this Subsection 8.6, Subsection 8.4 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Subsection 4.3 above, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7   Effect of Termination of Service.   Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) if the Participant did not pay any consideration for any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8   Non-transferability of Restricted Stock Award Rights.   Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.   Restricted Stock Unit Awards.
Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Restricted Stock Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1   Restricted Stock Unit Limitations.   No Participant shall be granted Restricted Stock Units covering more than a total of 250,000 shares of Stock during any one Company fiscal year. Notwithstanding the foregoing, during the Company fiscal year in which a Participant first becomes an Employee, he or she may be granted Restricted Stock Units to purchase up to a total of an additional 100,000 shares.
9.2   Types of Restricted Stock Unit Awards Authorized.   Restricted Stock Unit Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more Performance Goals.
9.3   Number of Securities.   Each Award Agreement will specify the number of Awarded Securities and will provide for the adjustment of such number in accordance with Subsection 4.3 of the Plan.
9.4   Purchase Price.   The purchase price for shares of Stock issuable under each Restricted Stock Unit Award shall be established by the Board in its discretion. Except as may be required by applicable law or established by the Board, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Unit Award.
9.5   Payment of Purchase Price.   Except as otherwise provided below, payment of the purchase price (if any) for the number of shares of Stock being purchased pursuant to any Restricted Stock Unit Award shall be made: (a) in cash, by check or in cash equivalent; (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (c) by any combination thereof.
9.6   Vesting and Restrictions on Transfer.   Shares of Stock issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Unit Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.
9.7   Settlement of Restricted Units.
(a)   Procedure; Rights as a Stockholder.   Any Restricted Stock Unit Award granted hereunder will be settled according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. Until the Restricted Stock Unit Awards are settled and the shares of Stock are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote, if applicable, or receive dividends or any other rights as a stockholder will exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Securities are delivered, except as provided in Subsection 4.2 of the Plan or the applicable Award Agreement.

(b)   Non-transferability of Restricted Stock Unit Award Rights.   Rights to acquire shares of Stock pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.8   Cessation of Services.   Each Award Agreement will specify the consequences of a Participant’s ceasing to be a Service Provider prior to the settlement of a Restricted Stock Unit Award.
10.   Performance-Based Awards under Section 162(m) of the Code.
10.1   General.   If the Committee, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 10 will control over any contrary provision in the Plan. The Committee, in its discretion, also may grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
10.2   Performance Goals.   The granting and/or vesting of Awards and other incentives under the Plan may, in the discretion of the Committee, be made subject to the achievement of one or more Performance Goals.
10.3   Procedures.   To the extent necessary to comply with the “performance-based compensation” provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under such Section, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) ), the Committee will, in writing: (i) designate one or more Participants to whom an Award will be made; (ii) determine the Performance Period; (iii) establish the Performance Goals and amounts that may be earned for the Performance Period; and (iv) determine any other terms and conditions applicable to the Award(s).
10.4   Additional Limitations.   Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified “performance-based compensation” under Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
10.5   Determination of Amounts Earned.   Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period; (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a termination of employment following a Change of Control prior to the end of the Performance Period; and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or Disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

11.   Change in Control.
11.1   Effect of Change in Control on Awards.   Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board may provide for any one or more of the following:
(a)   Accelerated Vesting.   The Board may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.
(b)   Assumption, Continuation or Substitution of Awards.   In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent Award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.
(c)   Cash-Out of Outstanding Awards.   The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

12.   Tax Withholding.
12.1   Withholding Requirements.   Prior to the delivery of any shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
12.2   Withholding Arrangements.   The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise cash or shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
13.   Compliance with Securities Law.
13.1   Section 16 Persons.   With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
13.2   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.
13.3   Inability to Obtain Authority.   The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which shares of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the shares, cash or other property as to which such requisite authority will not have been obtained.
14.   Amendment or Termination of Plan.
The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Subsection 4.3); (b) no change in the class of persons eligible to receive Incentive Stock Options; and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then-outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
15.   Miscellaneous Provisions.
15.1   Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement; and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
15.2   Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
15.3   Rights as Employee, Consultant or Director.   No person, even though eligible pursuant to Section 5 of the Plan, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
15.4   Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued.
15.5   Delivery of Title to Shares.   Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
15.6   Fractional Shares.   The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
15.7   Retirement and Welfare Plans.   Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.
15.8   Section 409A of the Code.   Notwithstanding other provisions of the Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Committee, by the Committee that, as a result of Section 409A of the Code , payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Subsection 15.8 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Subsection 15.8.
15.9   Severability.   If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
15.10   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
15.11   Choice of Law.   Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.
15.12   Stockholder Approval.   The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Subsection 4 (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Company entitled to vote by the later of  (a) a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such Awards shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

Appendix C
Explanatory Note REGARDING THIS APPENDIX C:
if proposal 5 is adopted, the text that is bracketed and struck through IN ARTICLE IV will be removed AND THE Text in Bold and Small Caps AND UNDERLINED IN ARTICLE IV will be added to the AMENDED and REstated Certificate of Incorporation. IF PROPOSAL 4 IS ADOPTED, THE TEXT IN BOLD AND SMALL CAPS AND UNDERLINED IN ARTICLE VI WILL BE ADDED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SEMLER SCIENTIFIC, INC.
The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known and referred to as the “General Corporation Law”), hereby certifies that:
ARTICLE I
The name of the corporation is Semler Scientific, Inc. (the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The nature of the businesses and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. The Corporation will have perpetual existence.
ARTICLE IV
A.   Authorization of Stock.
1.   Authorization of Stock.   The total number of shares of stock that the corporation shall have authority to issue is Fifty~~[ Four ]~~ Million (~~54,000,000~~50,000,000), consisting of Fifty Million (50,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”)~~[, and Four Million (4,000,000) shares of Preferred Stock, $0.001 par value per share. The first Series of Preferred Stock shall be designated “Series A-2 Preferred Stock” and shall consist of Four Hundred Thousand (400,000) shares. The second Series of Preferred Stock shall be designated “Series A-1 Preferred Stock” and shall consist of Eight Hundred Thousand (800,000) shares. The third Series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of Two Million Eight Hundred Thousand (2,800,000) shares .~~
~~B.   Conversion and Rights and Privileges of Stock.~~
~~1.   Conversion.   The holders of the Preferred Stock shall have conversion rights as follows:~~
~~(a)   Right to Convert.   Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4(B)(1), the Conversion Rate for such series shall be appropriately increased or decreased.~~

~~(b)   Automatic Conversion.   Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided, that the offering price per share is not less than $22.50 (as adjusted for Recapitalizations) and the aggregate gross proceeds to the Corporation are not less than $30,000,000, or (ii) upon the receipt by the Corporation of a written request for such conversion from each of the Requisite Holders and the holders of a majority of the outstanding shares of Preferred Stock (on an as-converted basis), or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event~~”).
~~(c)   Mechanics of Conversion.   No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the board of directors of the Corporation (the “Board of Directors”). For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (ii) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.~~
~~The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.~~

~~(d)   Adjustments to Conversion Price for Diluting Issues.~~
~~(i)   Special Definition.   For purposes of this Section 4(B)(1)(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 4(B)(1)(d)(iii), deemed to be issued) by the Corporation after the filing of this Certificate of Incorporation, other than issuances or deemed issuances of:~~
~~(A)   shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;~~
~~(B)   shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Certificate of Incorporation;~~
~~(C)   shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Sections 4(B)(1)(e), 4(B)(1)(f) or 4(B)(1)(g) hereof;~~
~~(D)   shares of Common Stock issued in a registered public offering under the Securities Act;~~
~~(E)   shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors;~~
~~(F)   shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors;~~
~~(G)   shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors;~~
~~(H)   shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;~~
~~(I)   shares of Common Stock (or warrants exercisable therefor) issued or issuable pursuant to the terms of the Exchange Agreement dated on or about July 6, 2012 by and among the Corporation, its stockholders, and certain other persons and entities as described therein;~~
~~(J)   shares of Common Stock (or warrants exercisable therefor) issued or issuable pursuant to one or more Series A Preferred Stock and Warrant Subscription Agreements each to be entered into between the Corporation and the “Investor” as defined therein, and pursuant to which the Corporation may sell up to 666,667 shares of Series A Preferred Stock (and issue certain warrants in connection therewith); and~~
~~(K)   shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors;~~
~~(ii)   No Adjustment of Conversion Price.   No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 4(B)(1)(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.~~
~~(iii)   Deemed Issue of Additional Shares of Common.   In the event the Corporation at any time or from time to time after the date of the filing of this Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set~~

~~forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that in any such case in which shares are deemed to be issued:~~
~~(A)   no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;~~
~~(B)   if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof  (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(B)(1)(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(B)(1)(e), 4(B)(1)(f) and 4(B)(1)(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof  (or upon the occurrence of the record date with respect thereto);~~
~~(C)   no readjustment pursuant to subsection (B) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;~~
~~(D)   upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each Series of Preferred Stock computed upon the original issue thereof  (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:~~
~~(1)   in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange;~~
~~(2)   in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(B)(1)(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and~~
~~(E)   if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(B)(1)(d)(iii) as of the actual date of their issuance.~~
~~(iv)   Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.   In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(B)(1)(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such~~

~~Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 4(B)(1)(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.~~
~~(v)   Determination of Consideration.   For purposes of Section 4(B)(1)(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:~~
~~(A)   Cash and Property.   Such consideration shall:~~
~~(1)   insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;~~
~~(2)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and~~
~~(3)   in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections (1) and (2) above, as reasonably determined in good faith by the Board of Directors.~~
~~(B)   Options and Convertible Securities.   The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(B)(1)(d)(iii) shall be determined by dividing:~~
~~(1)   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by,~~
~~(2)   the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.~~
~~(e)   Adjustments for Subdivisions or Combinations of Common Stock.   In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.~~
~~(f)   Adjustments for Subdivisions or Combinations of Preferred Stock.   In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original~~

~~Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.~~
~~(g)   Adjustments for Reclassification, Exchange and Substitution.   Subject to Section 4(B)(3) below (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.~~
~~(h)   Certificate as to Adjustments.   Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4(B)(1), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.~~
~~(i)   Waiver of Adjustment of Conversion Price.   Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A-2 Preferred Stock or Series A-1 Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series, and any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived by the consent or vote of each of the Requisite Holders and the holders of a majority of the outstanding shares of such series, in each case either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.~~
~~(j)   Notices of Record Date.   In the event that this Corporation shall propose at any time:~~
~~(i)   to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;~~
~~(ii)   to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or~~
~~(iii)   to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the corporation pursuant to Section (4)(B)(3)(e);~~
~~then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution ) or for determining rights to vote in respect of the matters referred to in subsections (ii) and (iii) above.~~
~~Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.~~
~~The notice provisions set forth in this Section 4(B)(1)(j) may be shortened or waived prospectively or retrospectively by the consent or vote of each of the Requisite Holders and the holders of a majority of the outstanding shares of Preferred Stock (on an as-if converted basis).~~

~~(k)   Reservation of Stock Issuable Upon Conversion.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.~~
~~2.   Dividend Provisions.~~
~~(a)   Series A Preferred Stock.   In any calendar year, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Series A Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Series A-2 Preferred Stock, Series A-1 Preferred Stock, or Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Series A-2 Preferred Stock, Series A-1 Preferred Stock, or Common Stock unless dividends on the Series A Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Series A Preferred Stock have been paid or set aside for payment to the Series A Preferred Stock holders. The right to receive dividends on shares of Series A Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid.~~
~~(b)   Series A-2 Preferred Stock and A-1 Preferred Stock.   After the payment or setting aside for payment of the dividends described in Section 4(B)(2)(a), the holders of outstanding shares of Series A-2 Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Series A-2 Preferred Stock and Series A-1 Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. The right to receive dividends on shares of Series A-2 Preferred Stock and Series A-1 Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series A-2 Preferred Stock and Series A-1 Preferred Stock by reason of the fact that dividends on said shares are not declared or paid.~~
~~(c)   Additional Dividends.   After the payment or setting aside for payment of the dividends described in Sections 4(B)(2)(a) and 4(B)(2)(b), any additional dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid in any fiscal year shall be set aside or paid among the holders of the Series A Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 4(B)(1)).~~
~~(d)   Non-Cash Distributions.   Whenever a Distribution provided for in this Section 4(B)(2) shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.~~
~~(e)   Waiver of Dividends.   Any dividend preference of the Series A-2 Preferred Stock and Series A-1 Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of the majority of the outstanding shares of such series. Any dividend preference of the Series A Preferred Stock may be waived, in whole or in part, by the consent or vote of  (i) the holders of the majority of the outstanding shares of such series and (ii) each of the Requisite Holders.~~

~~3.   Liquidation Rights.~~
~~(a)   Series A Liquidation Preference.   In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series A-2 Preferred Stock, Series A-1 Preferred Stock, or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Series A Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series A Preferred Stock, or such lesser amount as may be approved by the each of the Requisite Holders and the holders of a majority of the outstanding shares of such series. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(B)(3)(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(B)(3)(a).~~
~~(b)   Series A-2 and Series A-1 Liquidation Preference.   After the payment to the holders of the Series A Preferred Stock of the full preferential amounts specified in Section 4(B)(3)(a), the holders of the Series A-2 Preferred Stock and A-1 Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A-2 Preferred Stock and Series A-1 Preferred Stock held by them equal to the sum of  (i) the Liquidation Preference specified for such share of Series A-2 Preferred Stock and Series A-1 Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series A-2 Preferred Stock and Series A-1 Preferred Stock, or such lesser amount as may be approved by the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock or Series A-1 Preferred Stock, as applicable. If upon the liquidation, dissolution or winding up of the Corporation, and after the payment to the holders of Series A Preferred Stock of the full preferential amounts specified in Section 4(B)(3)(a), the remaining assets of the Corporation legally available for distribution to the holders of the Series A-2 Preferred Stock and Series A-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(B)(3)(b) then such remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A-2 Preferred Stock and Series A-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(B)(3)(b).~~
~~(c)   Remaining Assets.   After the payment to the holders of Preferred Stock of the full preferential amounts specified in Section 4(B)(3)(a) and Section 4(B)(3)(b), the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, with the shares of Series A Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate. Notwithstanding the foregoing, the aggregate distributions made pursuant to one or more sections of this Section 4(B)(3) with respect to any share of Series A Preferred Stock shall not exceed an amount equal to two times the applicable Liquidation Preference for that share of Preferred Stock plus any declared but unpaid dividends.~~
~~(d)   Shares not Treated as Both Preferred Stock and Common Stock in any Distribution.   Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first foregoing participation in the Distribution, or series of Distributions, as shares of Preferred Stock.~~
~~(e)   Reorganization.   For purposes of this Section 4(B)(3), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares~~

~~in the Corporation held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation; or (iii) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The treatment of any transaction or series of related transactions as a liquidation, dissolution or winding up pursuant to clause (i) or (ii) of the preceding sentence may be waived by the consent or vote of each of the Requisite Holders and the holders of a majority of the outstanding shares of Preferred Stock (on an as-converted basis).~~
~~(f)   Valuation of Non-Cash Consideration.   If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any publicly-traded securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:~~
~~(i)   if the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution; and~~
~~(ii)   if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.~~
~~In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.~~
~~For the purposes of this Section 4(B)(3)(f), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (A) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (B) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.~~
~~4.   Voting.~~
~~(a)   Restricted Class Voting.   Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.~~
~~(b)   (b) No Series Voting.   Other than as provided herein or required by law, there shall be no series voting.~~
~~(c)   Preferred Stock.   Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.~~
~~(d)   Election of Directors.   Three (3) members of the Board of Directors shall be elected by the holders of a majority of the outstanding Common Stock, voting as a separate class. For so long as at least 100,000 shares of Series A Preferred Stock remain outstanding, two (2) member of the Board of Directors~~

~~shall be elected by the holders of a majority of the outstanding Series A Preferred Stock, voting as a separate class. All other members of the Board of Directors shall be elected by the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class on an as-converted basis.~~
~~(e)   Adjustment in Authorized Common Stock.   The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of each of the Requisite Holders and the holders of a majority of the Common Stock and Preferred Stock, voting together as a single class on an as-converted basis.~~
~~(f)   Common Stock.   Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. ]~~
2.   ~~[(g)~~]   Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.   No stockholder of the Corporation shall by reason of holding shares of any class of stock have any cumulative voting right.
~~[5.   Protective Provisions.   As long as twenty-five percent (25%) of the shares of Series A Preferred Stock originally issued by the Corporation are issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of each of the Requisite Holders:~~
~~(a)   amend, alter or repeal any provision of this Certificate of Incorporation in any manner that adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;~~
~~(b)   increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock or any series thereof;~~
~~(c)   authorize or create (by reclassification or otherwise) any new class or series of equity security having rights, preferences or privileges with respect to dividends, or payments upon liquidation senior to or on parity with any series of Preferred Stock; or~~
~~(d)   amend this Section 4(B)(5).~~
~~6.   Notices.   Any notice required by the provisions of this Article Fourth to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.~~
~~C.   Definitions. For purposes of this Certificate of Incorporation, the following definitions shall apply:~~
~~1.   “Conversion Price” shall mean $2.00, $4.00, and $4.50 per share for the Series A-2 Preferred Stock, Series A-1 Preferred Stock, and Series A Preferred Stock, respectively (and, in each case, subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).~~
~~2.   “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.~~
~~3.   “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation for cash or property other than: (a) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (b) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (c) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, and (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of the Common and Preferred Stock of the Corporation voting as separate classes.~~
~~4.   “Dividend Rate” shall mean an annual rate of  $0.16, $0.32, and $0.36 per share for the Series A-2 Preferred Stock, Series A-1 Preferred Stock, and Series A Preferred Stock, respectively (and, in each case, subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).~~

~~5.   “Liquidation Preference” shall mean $2.00, $4.00, and $4.50 per share for the Series A-2 Preferred Stock, Series A-1 Preferred Stock, and Series A Preferred Stock, respectively (and, in each case, subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).~~
~~6.   “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.~~
~~7.   “Original Issue Price” shall mean $2.00, $4.00, and $4.50 per share for the Series A-2 Preferred Stock, Series A-1 Preferred Stock, and Series A Preferred Stock, respectively (and, in each case, subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).~~
~~8.   “Preferred Stock” shall mean the Series A-2 Preferred Stock, Series A-1 Preferred Stock, and Series A Preferred Stock.~~
~~9.   “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.~~
~~10.   “Requisite Holders” shall mean each of William Chang and Eric Semler, but, with respect to each, only for so long as such entity holds not less than fifty percent (50%) of the shares of Series A Preferred Stock held by it as of July 6, 2012. ]~~
ARTICLE V
Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
ARTICLE VI
1. Generally. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
2. Board of Directors. The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provision of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
3. Removal of Directors. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitations imposed by applicable law, any individual director or directors may be removed without cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.
4. Vacancies Subject to any limitations imposed by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the

Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE IX
To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
ARTICLE X
The following indemnification provisions shall apply to the persons enumerated below:
A.   Right to Indemnification of Directors and Officers.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 10(C) or in respect of any counterclaims of an Indemnified Person made in response to a Proceeding not commenced by such Indemnified Person, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
B.   Prepayment of Expenses of Directors and Officers.   The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

C.   Claims by Directors and Officers.   If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
D.   Indemnification of Employees and Agents.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification under this Section 10(D) of persons who are non-director or non-officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person under this Section 10(D) in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.
E.   Advancement of Expenses of Employees and Agents.   The Corporation may pay the expenses (including attorney’s fees) incurred by persons who are non-director or non-officer employees or agents in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.
F.   Non-Exclusivity of Rights.   The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
G.   Insurance.   The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
H.   Amendment or Repeal.   Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
ARTICLE XI
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XII
The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Corporation who is not an employee or consultant of the Corporation or any of its subsidiaries, or (B) any holder of Series Preferred or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee or consultant of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
~~[ARTICLE XIII~~
~~The incorporator of the Corporation is Daniel E. Conger whose mailing address is 2330 NW Everett Street, Portland, Oregon 97210. ]~~

~~[IN WITNESS WHEREOF, ]~~ Semler Scientific, Inc. has caused this Amended and Restated Certificate of Incorporation ~~[has been executed by the incorporator of the Corporation on this 16th ]~~to be signed by its Chief Executive Officer on this ____ day of ~~September, 2013.~~___________ 2015.
SEMLER SCIENTIFIC, INC.
~~s/ Daniel E. Conger~~
Douglas Murphy-Chutorian
~~Daniel E. Conger, Incorporator~~
Chief Executive Officer

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SEMLER SCIENTIFIC, INC.
The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known and referred to as the “General Corporation Law”), hereby certifies that:
ARTICLE I
The name of the corporation is Semler Scientific, Inc. (the “Corporation”).
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The nature of the businesses and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. The Corporation will have perpetual existence.
ARTICLE IV
A.   Authorization of Stock.
1.   Authorization of Stock.   The total number of shares of stock that the corporation shall have authority to issue is Fifty Million (50,000,000), consisting of Fifty Million (50,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”).
2.   Voting.   Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. No stockholder of the Corporation shall by reason of holding shares of any class of stock have any cumulative voting right.
ARTICLE V
Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
ARTICLE VI
1.   Generally.   The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
2.   Board of Directors.   The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provision of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
3.   Removal of Directors.   Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitations imposed by applicable law, any individual director or directors may be removed without cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.
4.   Vacancies.   Subject to any limitations imposed by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE IX
To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
ARTICLE X
The following indemnification provisions shall apply to the persons enumerated below:
A.   Right to Indemnification of Directors and Officers.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 10(C) or in respect of any counterclaims of an Indemnified Person made in response to a Proceeding not commenced by such Indemnified Person, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
B.   Prepayment of Expenses of Directors and Officers.   The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.
C.   Claims by Directors and Officers.   If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
D.   Indemnification of Employees and Agents.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification under this Section 10(D) of persons who are non-director or non-officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person under this Section 10(D) in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.
E.   Advancement of Expenses of Employees and Agents.   The Corporation may pay the expenses (including attorney’s fees) incurred by persons who are non-director or non-officer employees or agents in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.
F.   Non-Exclusivity of Rights.   The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
G.   Insurance.   The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
H.   Amendment or Repeal.   Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE XI
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XII
The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Corporation who is not an employee or consultant of the Corporation or any of its subsidiaries, or (B) any holder of Series Preferred or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee or consultant of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

Semler Scientific, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this ____ day of ___________ 2015.
SEMLER SCIENTIFIC, INC.

Douglas Murphy-Chutorian
Chief Executive Officer

 PROXY SEMLER SCIENTIFIC, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints Douglas Murphy-Chutorian and Daniel Conger and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Semler Scientific, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at 3175 Hanover Street, Palo Alto, CA 94304 on October 29, 2015, 9:00 a.m. Pacific Time. The undersigned hereby revokes any proxies previously given. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS II THROUGH VI. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side) t tFOLD AND DETACH HERE AND READ THE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held October 29, 2015 The Proxy Statement and our 2014 Annual Report to Stockholders are available at: http://www.hivedms.com/SMLR/

 Please mark yourvotes like this ☒ The Board of Directors Recommends a Vote “FOR” Proposals. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal I To elect the following nominees to the Proposal II To approve the adoption of the Company’s board of directors: Company’s 2015 Employee Bonus Plan 01 Herbert J. Semler ☐ ☐ ☐ Proposal III To approve a share increase under the 2014 Stock Incentive Plan 02 Douglas Murphy-Chutorian ☐ ☐ ☐ 03 Bruce J Barclay ☐ ☐ ☐ Proposal IV To amend the Certificate of Incorporation to adopt a classified board of directors 04 Aidan M. Collins ☐ ☐ ☐ 05 Greg S. Garfield ☐ ☐ ☐ Proposal V To amend the Certificate of Incorporation 06 Arthur “Abbie” Leibowitz ☐ ☐ ☐ to remove Series A, A-1 and A-2 preferred stock provisions07 Wayne T. Pan ☐ ☐ ☐ 08 Shirley L. Semler ☐ ☐ ☐ Proposal VI To ratify the selection of BDO USA, LLP as Independent Registered Public Accounting Firm for Fiscal 2015 To transact other business as may properly come before the meeting or any adjournment or postponement thereof. I plan on attending the meeting ☐ Date: ___________________________________________________ Signature CONTROL NUMBER Signature (if held jointly) Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. t tFOLD AND DETACH HERE AND READ THE REVERSE SIDE As a stockholder of Semler Scientific, Inc., you have the option of voting your shares electronically through the Internetor by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies tovote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submittedelectronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, onOctober 28, 2015. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the abovewebsite. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxycard, then detach it, and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY